<u>AGREEMENT OF LEASE</u>

between

PREMIER 273 FIFTH, LLC,

as Landlord

and

ANHEART INC.

as Tenant

Dated as of July 2, 2018

AGREEMENT OF LEASE

THIS AGREEMENT OF LEASE (as amended from time to time, this "**Lease**"), dated as of July 2, 2018, between PREMIER 273 FIFTH, LLC ("**Landlord**"), a New York limited liability company having an office at 1151 Broadway, Suite 2S, New York, New York 10001, and ANHEART INC. ("**Tenant**"), a New York corporation having an address at 135-15 40th Road, Suite 402, Flushing, New York 11354.

IN CONSIDERATION of the mutual covenants and agreements herein contained and intending to be legally bound, Landlord and Tenant covenant and agree as follows:

1. DEFINITIONS:

As used in this Lease the following terms have the meanings set forth below:

" "**Additional Rent**" shall have the meaning given to that term in paragraph (g) of Article 4.

"**Affiliate**" of any person shall mean another person that (directly or indirectly) controls, is controlled by or is under common control with such person.

"**Applicable Laws**" shall have the meaning given to that term in paragraph (e) of Article 7.

"**Bankruptcy Act**" shall mean Title 11 of the United States Code and any other Federal insolvency or similar law, now or hereafter in effect.

"**Broker**" shall have the meaning given to that term in paragraph (h) of Article 23.

"**Business Day**" shall mean any day except Saturdays, Sundays, and the days observed by state chartered banks and national banks in the City of New York as public holidays.

"**Capital Improvement**" shall have the meaning given to that term in paragraph (a) of Article 12.

"**Casualty Depository**" shall have the meaning given that term in paragraph (d) of Article 16.

"**Claims**" means and all third party claims, demands, causes of action, suits, judgments, losses, liability, costs, damages and expenses (including reasonable attorneys' fees and expenses) incurred in connection with any claim, proceeding or judgment and the defense thereof, and including all costs of repairing any damage to the Land or Leased Property or the appurtenances of any of the foregoing to which a particular indemnity and hold harmless agreement applies.

"**Commencement Date**" shall have the meaning given to that term in paragraph (a) of Article 3.

"**Control**" shall mean ownership of at least fifty one percent (51%) of all of the legal and equitable interest in Tenant, and the possession of the power, directly or indirectly, to direct or cause the direction of management and policy of Tenant. "**Controlled**" and "**Controlling**" shall have correlative meanings.

"**Control Area**" shall have the meaning given to that term in paragraph (a) of Article 5.

"**Cure Period**" shall have the meaning given to that term in paragraph (a) of Article 18.

"**Environmental Laws**" shall have the meaning given to that term in paragraph (a) of Article 10.

"**Equipment**" shall have the meaning given to that term in Article 2.

"**Event of Default**" shall mean the occurrence of an event which gives Landlord the right to give the three (3)-day termination notice provided for in Section 20(a)(iii).

"**Expiration Date**" shall have the meaning given to that term in paragraph (a) of Article 3.

"**Extension Notice**" shall have the meaning given to that term in paragraph (b) of Article 3.

"**Extension Period**" shall have the meaning given to that term in paragraph (b) of Article 3.

"**Fair Market Rental Value**" shall have the meaning given to that term in paragraph (d) of Article 3.

"**Fixed Rent**" shall have the meaning given to that term in paragraph (a) of Article 4.

"**Guarantor**" shall have the meaning given to that term in Article 31.

"**Hazardous Substances or Waste**" shall have the meaning given to that term in paragraph (a) of Article 10.

"**Impositions**" shall have the meaning given to that term in paragraph (a) of Article 7.

"**Improvements**" shall have the meaning given to that term in Article 2.

"**Indemnitees**" shall mean Landlord, Landlord's mortgagee, and their respective employees, shareholders, officers, directors, members, managers, trustees, partners or principals, disclosed or undisclosed, and each of their respective employees, shareholders, officers,

directors, members, managers, trustees, partners, invitees, agents or principals, disclosed or undisclosed and all of their respective successors and assigns.

"**Initial Development**" shall have the meaning given to that term in paragraph (d) of Article 12.

"**Initial Development Cost**" shall have the meaning given to that term in paragraph (d) of Article 12.

"**Insurance Rating Requirements**" means (i) with respect to the primary layer(s) of insurance coverage, at least eighty percent (80%) of such coverage shall be provided by insurers with a financial strength and claims paying ability rating of "A" or better by S&P, and a rating of "A:VIII" or better in the then current Best's Insurance Reports and the remaining portion of such coverage shall be provided by insurers that have a rating of "BBB" or better by "S&P" or "A-:VIII" or better in the then current Best's Insurance Reports; and (ii) with respect to the insurance coverage in excess of the amounts described in clause (i) of this sentence, at least the Excess Threshold Percentage of such coverage shall be provided by insurers with a financial strength and claims paying ability rating of "A-" or better by S&P and a rating of "A:VIII" or better in the current Best's Insurance Reports, and the remaining portion of such coverage shall be provided by insurers with either (A) a financial strength and claims paying ability rating of "BBB-" or better by S&P, or (B) a rating of "A-:VII" or better in the then current Best's Insurance Reports. "**Excess Threshold Percentage**" means (i) seventy five percent (75%), if four or fewer insurance companies are included in the syndicate providing coverage for such claims, or (ii) sixty percent (60%), if five or more insurance companies are included in the syndicate providing coverage for such claims.

"**Issuing Bank**" shall have the meaning given to that term in paragraph (b) of Article 27.

"**Land**" shall have the meaning given to that term in Article 2.

"**Landlord**" shall have the meaning given to that term in the preamble.

"**Lease**" shall have the meaning given to that term in the preamble.

"**Lease Year**" means, with respect to the first (1st) Lease Year, the period that begins on the Commencement Date and ends on the last day of the calendar month in which the first (1st) anniversary of the Rent Commencement Date occurs (provided, however, if the Rent Commencement Date is on the first (1st) day of a calendar month, then the first (1st) Lease Year shall end on the day immediately preceding the first (1st) anniversary of the Rent Commencement Date); and thereafter each succeeding Lease Year shall commence on the day immediately following the then Lease Year and shall extend for twelve (12) consecutive months; provided, however, that the last Lease Year shall expire on the Expiration Date.

"**Leased Property**" shall have the meaning given to that term in Article 2.

"**Leasehold Estate**" shall mean all right, title and interest of Tenant in, to and under this Lease.

"**Letter of Credit**" shall have the meaning given to that term in paragraph (b) of Article 27.

"**Material Improvement**" shall have the meaning given to that term in paragraph (b) of Article 12.

"**Material Improvement Completion Evidence**" shall have the meaning given to that term in paragraph (b) of Article 12.

"**Minimum Rating Requirement**" shall have the meaning given to that term in paragraph (f) of Article 27.

"**Notice**" shall have the meaning given to that term in Article 22.

"**Outside Initial Development Commencement Date**" shall have the meaning given to that term in paragraph (e) of Article 12.

"**Permitted Use**" shall have the meaning given to that term in paragraph (a) of Article 5.

"**Plans and Specifications**" shall have the meaning given to that term in paragraph (b) of Article 12.

"**Renewal Option**" shall have the meaning given to that term in paragraph (b) of Article 3.

"**Rent**" shall have the meaning given to that term in paragraph (b) of Article 4.

"**Rent Commencement Date**" shall have the meaning given to that term in paragraph (c) of Article 4.

"**Replacement L/C**" shall have the meaning given to that term in paragraph (e) of Article 27.

"**Restoration**" shall have the meaning given that term in paragraph (a) of Article 13.

"**Restore**" shall have the meaning given that term in paragraph (a) of Article 13.

"**Security Deposit**" shall have the meaning given to that term in paragraph (a) of Article 27.

"**Superior Lease**" shall have the meaning given that term in paragraph (a) of Article 17.

"**Superior Lessor**" shall have the meaning given that term in paragraph (a) of Article 17.

"Superior Mortgage" shall have the meaning given that term in paragraph (a) of Article 17.

"Superior Mortgagee" shall have the meaning given that term in paragraph (a) of Article 17.

"Tenant's Property" means trade fixtures, furniture or personal property located at and used in connection with the Leased Property and owned or leased by Tenant but shall not include any Equipment.

"Term" shall have the meaning given to that term in Article 3.

2. DEMISE; CONDITION

(a) Landlord hereby demises, leases and rents to Tenant, and Tenant hereby leases, hires and rents from Landlord, upon and subject to the terms, covenants, conditions and limitations hereinafter set forth, for the Term, that certain parcel of land (the "**Land**") described in Exhibit A annexed hereto, together with all buildings, structures and improvements (the "**Improvements**") hereafter erected thereon and all easements and appurtenances thereto, and all other facilities, fixtures, machinery, apparatus, installations, equipment and other property used in connection with the maintenance and operation of the Improvements (including, but not limited to, all heating, ventilating, air conditioning, plumbing, and electrical equipment, lighting and lighting equipment, elevators and escalators, security systems, utility lines, refuse facilities, waste removal systems, generators, transformers, cooling towers, maintenance depots, power plants, storage tanks, fire pumps, fire control, sprinkler and stand pipe systems, emergency power and automatic transfer switches, air conditioning units, building and site controls, sewerage facilities, and all associated piping, wiring, conduits, feeders, tracks, plumbing, and drainage facilities, but excluding tangible personal property of negligible value used by Tenant in connection with the maintenance and operation of the Improvements such as janitorial supplies and cleaning equipment) now or hereafter located on the Land and used or procured for use in connection with the Improvements (collectively, the "**Equipment**") (the Land, the Improvements, the Equipment, and the Additional Air Rights are hereinafter referred to individually or collectively from time to time as the context requires as the "**Leased Property**").

(b) The Leased Property is demised and let in its present AS IS condition without representation or warranty by Landlord. Tenant has examined the Leased Property, and Landlord's title thereto, and has found the same to be satisfactory.

(c) Tenant acknowledges that Tenant is fully familiar with the physical condition of the Leased Property and that Landlord makes no representation or warranty, express or implied, with respect to same or the location, use, description, design, merchantability, fitness for use for a particular purpose, condition or durability thereof, or as to quality of the material or workmanship therein, or as to Landlord's title thereto or ownership thereof, or otherwise; and all risks incidental to the Leased Property shall be borne by Tenant. Landlord leases and Tenant accepts the Leased Property **AS IS** with all faults and in the event of any defect or deficiency of any nature in the Leased Property or any fixture or other item constituting a portion thereof, whether patent or latent, neither Landlord nor Landlord's mortgagee shall have any

responsibility or liability with respect thereto. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION BY LANDLORD OF, AND LANDLORD DOES HEREBY DISCLAIM ANY AND ALL WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

3. TERM:

(a) The term of this Lease (the "**Term**") shall commence on the date hereof (the "**Commencement Date**") and end on the last day of the thirtieth (30th) Lease Year (the **Expiration Date**") or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to the provisions of any Applicable Law.

(b) Provided this Lease is in full force and effect and there is no default under any terms, covenants or conditions of this Lease at the time original Tenant provides written notice of its election to extend the term of this Lease and at the commencement of the renewal term, the original named Tenant shall have the right and option (a '**Renewal Option**") to renew the Term for a period of ten (10) (an "**Extension Period**"), to commence on the first day of the thirty-first (31st) Lease Year and ending, unless sooner terminated pursuant to the terms of this Lease or applicable law, as of the last day of the fortieth (40th) Lease Year. The original named Tenant may exercise the renewal option for the Extension Period by delivering a written notice (the "**Extension Notice**") to Landlord of such exercise not less than twelve (12) months prior to the expiration date of the original term of this Lease, time being of the essence with respect thereto. In the event that Tenant fails to give the written extension notice to Landlord as herein provided for the Renewal Option, time being of the essence, the Renewal Option shall automatically terminate, and Tenant shall have no further rights or options to extend the Term of this Lease.

(c) The Extension Period shall be upon the same covenants, agreements, provisions, terms and conditions as set forth in this Lease, except that the original named Tenant shall have no further option to renew or extend the term beyond the expiration of the Extension Period and that the annual Fixed Rent during the first Lease Year of the Extension Period shall be equal to the greater of (i) 100% of the Fair Market Rental Value (as hereinafter defined), or (ii) $1,205,170.59 (115% of the annual Fixed Rent for Lease Year 30), and that the annual Fixed Rent for each Lease Year of the Extension Period after the first Lease Year thereof shall be equal to 103% of the annual Fixed Rent payable in the previous Lease Year. If Tenant provides written notice of election to extend the Term as hereinabove provided, Landlord may deliver to Tenant Landlord's determination of the Fair Market Rental Value during the Extension Period; provided, however, Landlord must deliver such estimate within thirty (30) days after a written notice requesting same from Tenant (which notice may not be served earlier than four months prior to the first day of the Extension Period), and said amount shall constitute the Fair Market Rental Value for the Extension Period unless, within thirty (30) days after Landlord delivers to Tenant Landlord's estimate, Tenant shall notify Landlord that it disputes such estimate, specifying in detail the reasons therefor, and its estimate of the Fair Market Rental Value (time

being of the essence with respect to the giving of such notice by Tenant). If Landlord and Tenant agree on a Fixed Rent for the Extension Period, the new Fixed Rent shall be the rent so agreed upon and shall be effective as of the first day of the Extension Period. If Landlord and Tenant cannot agree on the Fair Market Rental Value within thirty (30) days after Tenant delivers to Landlord notice of Tenant's proposed annual Fixed Rent, the Fair Market Rental Value shall be determined in accordance with the terms set forth in subparagraph (d) below and until such determination is made, Tenant shall pay 120% of the annual Fixed Rent as set forth in Exhibit B annexed hereto. Within ten (10) days after said determination is made of Fair Market Rental Value and it is determined that the Fair Market Rental Value is greater than as set forth in Exhibit B annexed hereto with respect to the Extension Period, Tenant shall pay Landlord the sum equal to the amount of annual Fixed Rent that Tenant paid less the then determined Fair Market Rental Value for each month until that date. Thereafter, Tenant shall pay the Fair Market Rental Value for the remainder of the Term in accordance with this Section.

(d) As used herein, "**Fair Market Rental Value**" shall be defined as the fair annual market rental value of the Land at its highest and best use, unencumbered by this Lease for the first Lease Year of the Extension Period taking into consideration annual fair market escalations of the Leased Property for the Extension Period for similar type Leased Property in buildings substantially similar to the Building located in the immediate vicinity of the Leased Property entered into at or about the beginning of the Extension Period by a landlord not compelled to lease (and who has had a reasonable time to locate an acceptable tenant) and a tenant not compelled to rent, without consideration of the value of the improvements made by Tenant to the Leased Property, but otherwise considering: (x) the terms and conditions of this Lease as applicable, and (y) all other relevant factors, including, without limitation, the fact that Tenant will take the Leased Property in its "as-is" condition, that neither Landlord nor Tenant will incur any of the customary transactional costs, that the Leased Property will already be built to satisfy Tenant's needs and ready for Tenant's occupancy and that Tenant will incur no relocation costs. In the event that Landlord and Tenant are unable to agree on the Fair Market Rental Value at least sixty (60) days prior to the Extension Period commencement date, then either party shall promptly choose an arbitrator who is a senior officer of a recognized Manhattan leasing, brokerage or real estate consulting firm who shall have at least ten (10) years' experience in (i) the leasing of comparable retail space in Manhattan or (ii) the appraisal of comparable buildings in Manhattan. The two arbitrators shall then determine the Fair Market Rental Value within sixty (60) days after the appointment of each arbitrator, and, if the two arbitrators are unable to agree upon the Fair Market Rental Value within such sixty (60) day period, then a third arbitrator with the same qualifications of the first two arbitrators shall be selected by the two arbitrators but which third arbitrator shall not have represented Landlord or any of Landlord's affiliates in the last two (2) years (or if they are unable to agree, then the selection shall be made by the AAA or any organization successor thereto, or by any other recognized reputable arbitration tribunal, such as JAMS or Endispute), and the third arbitrator shall determine the Fair Market Rental Value within thirty (30) days thereafter. The Fair Market Rental Value as so determined by the third arbitrator shall be binding upon the parties. Landlord and Tenant shall equally split the fees and expenses of the third (3rd) arbitrator and of the AAA (or other arbitration tribunal so utilized) and each party shall bear its own legal fees and arbitrator fees. It is expressly understood that any determination of Fair Market Rental Value pursuant to this Lease shall be based on the criteria stated in this Article.

(e) Upon the final determination of the Fixed Rent for the Extension Period, Landlord and Tenant will enter into a lease amendment reasonably acceptable to Landlord and Tenant which memorializes the extension of the Term for the Extension Period, and the Fixed Rent payable during the Extension Period. At no time during the Extension Period will the Fixed Rent be less than as set forth in the rent schedule in Exhibit B annexed hereto. In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

4. RENT:

(a) Tenant shall pay to Landlord, in equal monthly installments in advance on the first day of each and every calendar month of every Lease Year of the Term, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, in lawful money of the United States by wire transfer of funds or check drawn on a bank which is a member of the New York Clearing House Association, (i) Fixed Rent (as set forth below) in equal monthly installments, in advance, on the first day of each month during the Term, and (ii) Additional Rent, at the times and in the manner set forth in this Lease. Tenant shall pay one month's Fixed Rent upon Tenant's execution of this Lease. If the Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for such month shall be prorated on a per diem basis based on the actual number of days in such month. The fixed rent ("**Fixed Rent**") shall be paid to Landlord for the periods and at the rates set forth on Exhibit B annexed hereto.

(b) In addition to Fixed Rent, Tenant shall pay to Landlord Additional Rent, commencing on the Commencement Date, as provided in Section 7 hereof and elsewhere in this Lease (Fixed Rent and Additional Rent, collectively, "**Rent**"). All Rent shall be paid to Landlord, at its office, or at such other place or places as Landlord shall designate, from time to time, to Tenant, in lawful money of the United States of America.

(c) Notwithstanding anything to the contrary herein contained and provided that Tenant is not then in default hereunder, Tenant's obligation to pay the Fixed Rent shall commence upon the earlier to occur of (i) the date Tenant opens for business at the Leased Property, (ii) the issuance of a temporary certificate of occupancy for the Initial Development, or (iii) thirty (30) months from the Commencement Date (such earlier date, the "**Rent Commencement Date**"). If at any time after the Rent Commencement Date, Tenant shall be in default hereunder, then Tenant shall be obligated to pay to Landlord the Fixed Rent that was abated for the period between the Commencement Date and the Rent Commencement Date, which payment shall be made within ten (10) days after Landlord's delivery of an invoice therefor. If the Rent Commencement Date occurs on a day other than the first day of a calendar month, the Fixed rent payable for such month shall be prorated on a per diem basis based upon the actual number of days in such month.

(d) Tenant shall pay Rent as and when the same shall become due and payable, without demand therefor, and without any abatement, setoff or deduction whatsoever, and shall keep, observe and perform each and every covenant and agreement herein contained on its part to be kept, observed and performed.

5. USE:

(a) The Leased Property shall be used solely for all purposes permitted by law, except that the Leased Property shall not be used for any of the purposes listed on Exhibit C annexed hereto (the "**Permitted Use**") and for no other purpose. Tenant shall comply with all Laws relating to the Leased Property and Tenant's use thereof, health, safety and building codes, and any permit or license requirements. Landlord makes no representation that the Leased Property are suitable for Tenant's purposes. The business operated at the Leased Property shall be operated in a reputable and high-class manner. In no event shall the Tenant use the Leased Property or any part thereof for conducting therein a discount or second-hand store, auction, distress or fire sale or bankruptcy or going-out-of-business sale. Tenant acknowledges that Landlord shall have the right to control, in Landlord's sole discretion, what shall be placed, displayed or stored in the first five (5) feet of the Leased Property, and on all exterior signage areas and the storefront of the Leased Property and the exterior of the Leased Property (collectively, the "Control Area"). In the event Tenant uses the Control Area in violation of this Lease, Tenant shall be required to correct such violation within five (5) business days after receipt of written notice from Landlord, after which Landlord shall have all rights against Tenant in law and equity, and pursuant to this Lease, including, without limitation the right to terminate this Lease in the same manner as a default of Tenant as described in Article 20.

(b) Tenant acknowledges the nature of the business to be conducted in the Leased Property, could, in the absence of adequate preventive measures, create odors, fumes, unreasonable noise and other conditions which could cause unreasonable annoyance and/or interference to the Building and to its guests, occupants, tenants or occupants and/or tenants of adjoining buildings. Tenant covenants and agrees to take all measures to reduce or eliminate such annoyance and/or interference resulting from Tenant's unreasonable odors, fumes and/or noise, which are required herein or as reasonably required by Landlord. As an express inducement to the Landlord to enter into this Lease, Tenant agrees it will conduct its operation in the Leased Property so as to prevent such unreasonable annoyance and interference. Tenant specifically agrees that in furtherance of this covenant it will, at its own cost and expense:

(i) Install all necessary and required ducts, flue and exhaust systems in the Leased Property and service, clean, maintain, repair and replace same when required;

(ii) Prohibit and prevent the storage and use of noxious chemicals and flammable materials in the Leased Property;

(iii) Provide an exhaust system or similar device to prevent smoke, fumes, odors, or other annoying substances from emanating from the Leased Property into the Building;

(iv) Take all necessary steps to eliminate unreasonable noise and odors;

(v) At its own cost and expense, install and maintain an ANSUL System and secure all necessary permits for same as may be required by any governmental, city or municipal agency or by any governmental, city or municipal law, ordinance or regulation;

(vi) Install a grease trap and any other necessary items required by Landlord or any governmental, city or municipal law, ordinance or regulation with regard to Tenant's usage of the Leased Property, and Tenant shall contract with a reputable and experienced third party to clean the grease trap on a not less than a monthly basis;

(vii) Store its rubbish in garbage compactors, or refrigerate its rubbish in leak, odor and vermin proof containers, as Landlord may reasonably require;

(viii) Contract with a licensed, experienced and reputable company to provide extermination services (including treatment for insects, spiders, rats, mice, moles and other rodents) to be provided at the Leased Property at a minimum of every two weeks during the Term;

(ix) Fireproof all draperies and curtains in the Leased Property and submit to Landlord, upon Landlord's request, current certificates evidencing such fireproofing;

(x) Install and maintain in all cooking areas, chemical fire extinguishing devices (such as ANSUL) approved by the Underwriters Laboratory having jurisdiction over the Leased Property and, if gas is used in the Leased Property for cooking or other purposes, suitable gas cut-off devises (manual and automatic), in accordance with all applicable laws and regulations, and install and maintain a monitored fire alarm system throughout the Leased Property, in accordance with all applicable laws and regulations;

(xi) Take all steps to prevent fat, grease, oil or any other substance which tends to cause clogging or blockage of pipes and drains (hereinafter collectively referred to as "**grease**") from entering the drains, pipes and waste lines of the Building. In the event Tenant disposes or permits the disposal of grease into any drains, pipes or waste lines, then Tenant shall reimburse Landlord, upon demand, for the entire cost of cleaning all drains, pipes, waste lines or other waste liquid disposal facilities damaged thereby. For this purpose, the term "**cleaning**" shall be deemed to include the replacement of all or any portion of any drain, pipe or waste line of the Building necessitated by Tenant's improper disposal of grease;

(xii) Promptly store and dispose of all garbage, ashes and waste arising from the conduct of its business in the Leased Property at such times and in such manner so as to avoid any obnoxious or offensive smells or odors therefrom or otherwise interfering with the comfort and quiet enjoyment of the other occupants of the Building. No such garbage, ashes or waste shall be stored or placed outside of the Leased Property, but shall remain within the Leased Property until carted away by Tenant's refuse removal service, at Tenant's sole cost and expense;

(xiii) Perform any and all maintenance necessary or reasonably desirable in order to keep the floors in all areas of the Leased Property which are utilized for the preparation of food or beverages in a waterproof condition;

(xiv) Tenant shall include sound abatement materials in its alterations and finishes in the Leased Property and employ sound abatement techniques in its operations in and at the Leased Property; and

(xv) Apply for and obtain all required permits necessary to construct and/or operate a full service restaurant including, but not limited to, a liquor license.

(c) Tenant shall not, without the consent of Landlord, operate any coin or token operated vending machine or similar device for the sale of any goods, foods or beverages, including, without limitation, amusement devices.

(d) Tenant shall not:

(i) use any advertising medium such as loudspeakers, sound amplifiers or flashing lights that may be heard or seen outside the Leased Property;

(ii) install any banner, flag or the like on the exterior of the Building without the specific prior approval of Landlord; or

(iii) place in the windows any sign, decoration, letter, advertising matter, or other thing of any kind, other than shades or blinds and neatly lettered signs of reasonable size identifying Tenant and the services and products offered for sale.

(e) Tenant will not clean nor require, permit, suffer or allow any window in the Leased Property to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

(f) Tenant shall, throughout the Term of this Lease, operate the business located at the Leased Property in a first-rate and reputable manner and in a manner that shall not detract from the character or appearance of the Building. Accordingly, Tenant shall continuously and uninterruptedly occupy and use, during the Term, the entire Leased Property for the Permitted Use and conduct Tenant's business therein in a reputable manner; at a minimum, remain open for business on regular business days during normal business hours; maintain quality displays in the display windows, if any; keep and maintain the Leased Property and Tenant's personal property and signs therein or thereon and the exterior and interior portions of all windows, doors and all glass or plate glass in a neat, clean, sanitary and safe condition; clean the inside and outside of the storefronts whenever necessary, in the reasonable judgment of Landlord; apply for, secure, maintain and comply with all licenses or permits that may be required for the conduct by Tenant of the Permitted Use and to pay, if, as and when due all license and permit fees and charges of a similar nature in connection therewith and provide Landlord with copies thereof upon request; and, keep the Leased Property neat and clean, free from waste, offensive odors, and, in orderly and sanitary condition, free of vermin, rodents, bugs and other pests, including, but not limited to keeping the sidewalk adjacent to the Leased Property free from refuse, snow, ice and debris. Further, Tenant covenants and agrees that at all times the kind and quality of merchandise, goods and services offered in the Leased Property, and the conduct of Tenant's business therein will be first-rate and reputable in every respect, the sales methods employed in

said business, as well as Tenant's signage and displays and all other elements of merchandising, will be dignified and in conformity with the highest business dealing in the same or similar merchandise, goods and services or conducting a similar type of business, and the appearance of the Leased Property (including the lighting and other appurtenances thereto), the appearance and deportment of all personnel employed therein, and the appearance, number, location, nature and subject matter of all displays and exhibits placed or installed in or about the Leased Property (if visible outside the Leased Property), and of any sign, lettering, announcement or any other kinds or forms of inscriptions displayed in or about the Leased Property (if visible outside the Leased Property) will be only such as meets Landlord's approval. If Tenant's business operation is not consistent and in harmony with the standards of similar type of establishments in comparable buildings located in the vicinity of the Building, Tenant shall immediately remedy such deficiencies as to which Landlord shall give Tenant written notice (which remedy shall not limit or be in lieu of any other remedies that Landlord may have under this Lease for such default by Tenant).

6. NET LEASE; NONTERMINABILITY:

(a) This Lease is a "net lease" and Tenant's obligations arising or accruing during the Term to pay all Fixed Rent, Additional Rent, and all other payments hereunder required to be made by Tenant shall be absolute and unconditional, and Tenant shall pay all Net Rent, Additional Rent and all other payments hereunder required to be made by Tenant without notice, demand, counterclaim, set-off, deduction, or defense, and without abatement, suspension, deferment, diminution or reduction, free from any charges, assessments, impositions, expenses or deductions of any and every kind or nature whatsoever. Tenant assumes the sole responsibility for the condition, use, operation, maintenance, underletting and management of the Leased Property. It is the purpose and intention of the parties to this Lease that the Rent due hereunder shall be absolutely net to the Landlord and that this Lease shall yield, net to the Landlord, the Rent.

(b) Tenant shall not have any right to terminate this Lease or to be released or discharged from any obligations or liabilities hereunder for any reason, including, without limitation: (i) any damage to or destruction of the Leased Property; (ii) any restriction, deprivation (including eviction) or prevention of, or any interference with, any use or the occupancy of the Leased Property (whether due to any defect in or failure of Landlord's title to the Leased Property or otherwise); (iii) any condemnation, requisition or other taking or sale of the use, occupancy or title of or to the Leased Property; (iv) any action, omission or breach on the part of Landlord under this Lease or under any other agreement between Landlord and Tenant; (v) the inadequacy or failure of the description of the Leased Property to demise and let to Tenant the property intended to be leased hereby; (vi) Tenant's acquisition of ownership of the Leased Property or any sale or other disposition of the Leased Property; (vii) the impossibility or illegality of performance by Landlord or Tenant or both; (viii) any action of any court, administrative agency or other governmental authority; or (ix) any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding.

(c) Tenant will remain obligated under this Lease in accordance with its terms, and will not take any action to terminate, rescind or avoid this Lease for any reason, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord, or any action with respect to this Lease which may be taken by any receiver, trustee or liquidator or by any court. Tenant waives all rights at any time conferred by statute or otherwise to quit, terminate or surrender this Lease or the Leased Property or to any abatement or deferment of any amount payable by Tenant hereunder.

7. TAXES AND OTHER CHARGES; LAW AND AGREEMENTS:

(a) Tenant shall pay and discharge, not later than the last day upon which the same may be paid without interest or penalty, any and all present or future real estate taxes, assessments, levies, fees, water and sewer rents and other governmental and similar charges, general and special, ordinary or extraordinary, and any interest, fines and penalties thereon or additions thereto (collectively, the "**Impositions**"), which are levied or assessed and become due and payable with respect to the Land and Leased Property during the Term, whether or not the same become payable during the Term (including all Impositions for the year in which this Lease is executed which are now a lien but not yet due and payable) against (i) Landlord and which relate to Landlord's ownership of the Leased Property, the use and occupancy of the Leased Property or the transactions contemplated by this Lease, (ii) the Leased Property or the interest of Tenant or Landlord therein, (iii) the Fixed Rent, the Additional Rent or any other amount payable by Tenant hereunder, (iv) this Lease or the interest of Tenant or Landlord hereunder, (v) the use, occupancy, construction, repair or rebuilding of the Leased Property or any portion thereof, or (vi) gross receipts from the Leased Property. Anything in the preceding sentence or in this Lease to the contrary notwithstanding, nothing in this Lease shall require payment by Tenant of any net income (including any capital gain), franchise, estate, inheritance, or similar taxes of Landlord or Landlord's mortgagee, unless such tax is in lieu of or a substitute for any other tax or assessment upon or with respect to the Leased Property which, if such other tax or assessment were in effect, would be payable by Tenant hereunder. Tenant shall furnish to Landlord, promptly, and in any event within twenty (20) days after payment, proof of the payment of any such tax, assessment, levy, fee, rent or charge which is payable by Tenant. Such taxes, assessments, levies, fees, water and sewer rents and other governmental charges shall be apportioned between Landlord and Tenant as of the last day of the Term. If any tax or assessment levied or assessed against the Leased Property may legally be paid in installments, Tenant shall have the option to pay such tax or assessment in installments and shall be liable only for the payment of those installments which are payable during the Term or relate to the period prior to the expiration or termination of this Lease, provided same is at no liability or cost to Landlord.

(b) If during the Term any method of taxation shall be such that in lieu of or in substitution for Impositions there shall be levied, assessed or imposed on the Landlord a capital levy or other tax (however designated) then the Tenant shall pay all such taxes, assessments, levies or charges or the part thereof so measured or based, but only as if the Leased Property were the only property of the Landlord.

(c) Tenant shall pay all such Impositions, or other service charges or other assessments payable by Tenant as provided hereunder directly to the applicable authority, or if

Tenant has defaulted in the payment thereof (subject to Section 7(g)), which default continues for ten (10) Business Days after notice from Landlord, Landlord may (but shall not be obligated to) pay the same, and any penalties or interest which may have accrued thereon, and the Tenant shall reimburse the Landlord for the same within thirty (30) days after notice thereof and supporting data, plus interest on any amounts paid by Landlord at the Overdue Interest Rate from the date paid through the date of repayment.

(d) In the event that the payment of any fine, penalty or similar charge in connection with any Imposition or payment of Additional Rent which is the responsibility of Tenant hereunder is deemed to constitute taxable income to Landlord for federal, state or local income tax purposes, and the payment of such fine, penalty or similar charge or payment of Additional Rent does not result in an offsetting deduction to Landlord for federal, state or local income tax purposes, in the same amount and in the same taxable year as such taxable income is recognized, Tenant shall pay to Landlord upon demand an amount sufficient to hold Landlord and any affiliate of Landlord harmless from all taxes actually required to be paid with respect to the receipt or accrual of such payment and such amount, including interest and penalties in connection therewith, and additions thereto, and after taking into account any deductions to which Landlord and any affiliate of Landlord actually is entitled to and receives as a result of the payment of such fine, penalty or similar charge.

(e) Tenant shall at all times during the Term, at Tenant's own cost and expense, perform and comply with all laws (including Environmental Laws), statutes, treaties, rules, codes, orders, ordinances, regulations and requirements now or hereafter enacted or promulgated, of every government and municipality having jurisdiction over the Leased Property and of any agency thereof, and any applicable judgments, decrees, injunctions, writs, orders or like actions of any court, arbitrator or administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (collectively, "**Applicable Laws**") relating to the Leased Property, or the Improvements, or the facilities or equipment thereon or therein, or the streets, sidewalks, vaults, vault spaces, curbs and gutters adjoining the Leased Property, or the appurtenances to the Leased Property, or the franchises and privileges connected therewith, whether or not such Applicable Laws so involved shall necessitate structural changes, improvements, interference with use and enjoyment of the Leased Property, replacements or repairs, extraordinary as well as ordinary, and Tenant shall so perform and comply, whether or not such Applicable Laws shall now exist or shall hereafter be enacted or promulgated, and whether or not such Applicable Laws can be said to be within the present contemplation of the parties hereto. Tenant shall also observe and comply with the requirements of all permits relating to the Leased Property and all public liability, fire and other policies of insurance at any time in force with respect to the Leased Property which are either (a) purchased by the Tenant or (b) purchased by the Landlord if copies thereof are delivered to the Tenant, and with orders, rules and regulations published by the Board of Fire Underwriters with which compliance is mandatory.

(f) Tenant shall have the right to contest, by appropriate proceedings, any tax, charge, levy, assessment, lien or other encumbrance, and/or any Applicable Law affecting the Leased Property, and to postpone payment of or compliance with the same during the pendency of such contest, provided that in the event of such contest, postponement or payment or noncompliance same shall not cause an Adverse Deferral Event and: (i) Tenant shall not postpone the payment of any such item, including, without, limitation, tax, charge, levy, assessment, lien or other

encumbrance for such length of time as shall permit the Leased Property, or any lien thereon created by such item being contested, to be sold by federal, state, county or municipal authority for the non-payment thereof; (ii) Tenant shall not contest, postpone compliance with any such Applicable Law if Landlord will thereby be subject to liability or criminal prosecution, or if any municipal or other governmental authority shall commence a process according to Applicable Law to carry out any work to comply with the same or to foreclose or sell any lien affecting all or part of the Leased Property which shall have arisen by reason of such postponement or failure of compliance; and (iii) Tenant shall pay, in a timely fashion and otherwise as required in this Lease, all Net Rent and Additional Rent (other than any item of Additional Rent that Tenant is permitted to contest pursuant to this Lease, so long as Tenant satisfies all of the requirements of this Lease relating to such contest) which shall become due and payable under this Lease.

(g) Provided no Event of Default then exists, Landlord agrees that whenever Landlord's cooperation is required in any of the proceedings brought by Tenant as aforesaid, Landlord will reasonably cooperate therein, provided same shall not entail any cost, liability or expense to Landlord and Tenant will pay, indemnify and save Landlord harmless of and from, any and all third party Claims in connection with any such contest and will, promptly after the final settlement, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, and Tenant shall perform and observe all acts and obligations, the performance of which shall be ordered or decreed as a result thereof. During the Term and provided that no Event of Default exists, Landlord shall have no right to contest any Impositions.

(h) Tenant shall, at Tenant's sole cost and expense, promptly and fully perform each and every covenant, condition, promise and obligation of the owner of the Leased Property under each and every reciprocal easement agreement, declaration, restriction, easement or other agreement now in effect, whether recorded or unrecorded, affecting the Leased Property or any portion thereof, or the ownership, use, nonuse, occupancy, construction, repair, maintenance or rebuilding thereof (except for (i) any mortgage affecting Landlord's interest in the Leased Property or (ii) other liens created by Landlord or any of the foregoing executed by Landlord subsequent to the Commencement Date with the consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed).

8. LIENS:

Tenant will promptly, but no later than thirty (30) days after the filing thereof, remove and discharge of record, by bond or otherwise, any charge, lien, security interest or encumbrance upon the Leased Property, or any Fixed Rent, or Additional Rent which arises for any reason, including all liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Leased Property or by reason of labor or materials furnished or claimed to have been furnished to Tenant or any subtenant or licensee for the Leased Property. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to or for the performance by any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding an interest in the Leased

Property or any part thereof through or under Tenant, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Leased Property. In the event of the failure of Tenant to discharge any charge, lien, security interest or encumbrance as aforesaid, Landlord may, if not discharged by Tenant within five (5) Business Days after written notice to Tenant, discharge such items by payment or bond or both, and Tenant will repay to Landlord, upon demand, any and all amounts paid by Landlord therefor, or by reason of any liability on such bond, and also any and all incidental expenses, including, without, limitation, reasonable attorneys' fees, actually incurred by Landlord in connection therewith.

9. INDEMNIFICATION; FEES AND EXPENSES:

(a) Tenant shall pay, and shall protect, defend, indemnify and hold each Indemnitee harmless from and against any and all Claims (other than any Claim arising out of any Indemnitee's willful misconduct or gross negligence) that may occur or be claimed by or with respect to any person or property on or about the Leased Property, or any condition of the Leased Property or the condition of or any occurrence on or about any adjacent street, vault or sidewalk, in each case to the extent the foregoing is caused by or arises from Tenant's or any other person's or entity's (other than any Indemnitee's) acts, use, misuse, occupancy, possession or unoccupancy of the Leased Property. Tenant shall, at its cost and expense, defend against any and all such actions, Claims and shall indemnify and hold harmless all Indemnitees for all costs, expenses and liabilities that they may incur in connection therewith, except Tenant shall not be required to reimburse Landlord for any such defense costs and expenses (including for attorneys' fees) incurred by Landlord in connection with Landlord hiring its own counsel to the extent that Tenant is defending Landlord with counsel (i) selected by the applicable insurer or (ii) otherwise reasonably acceptable to Landlord and engaged and paid by Tenant.

(b) Should any event occur for which any Indemnitee is entitled to indemnification pursuant to this Article 9 or other provisions of this Lease, such Indemnitee shall provide reasonably prompt written notice to Tenant describing the nature of such claim (provided, however, that the failure by such Indemnitee to so notify Tenant or any other Indemnitee shall not limit or otherwise affect the obligations and liabilities of Tenant hereunder, provided that such failure does not prevent Tenant from so indemnifying such Indemnitee). Tenant may assume responsibility for any action to be taken to contest the claim, provided that Tenant will notify the Indemnitees in writing of its intention to contest such claim within thirty (30) days after receipt of notice of the claim. Tenant, at its sole expense, may control all proceedings relating to such contest, provided that no Event of Default is continuing and that Tenant has acknowledged its obligation to provide indemnification hereunder relating to the applicable claim. The Indemnitees will reasonable cooperate with Tenant in contesting such claim, provided that Tenant indemnifies and holds harmless the Indemnitees for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) relating to contesting such claim. Any counsel selected by Tenant hereunder shall be reasonably acceptable to the Indemnitees (and counsel appointed by Tenant's insurance company shall be deemed acceptable), and the Indemnitees, at their option, shall have the right to contest such claim through separate counsel in the event any claims against or defenses of such Indemnitee are in conflict under the applicable standards of professional conduct with those of Tenant, and Tenant shall be obligated to pay for all reasonable costs and expenses (including without limitation

reasonable attorneys' fees and expenses) actually incurred relating to any such separate contest of such claim.

10. HAZARDOUS SUBSTANCES AND WASTE:

(a) As used in this Lease, "**Hazardous Substances or Waste**" shall include, but not be limited to, dip tanks, wielding stations, spray booths and those materials defined by Environmental Laws as such. "**Environmental Laws**" shall include, but not be limited to, each and every federal, state and local law, statute, code, ordinance, regulation, rule or other requirement of Governmental Authorities having jurisdiction over the Building (including, but not limited to, consent decrees and judicial or administrative orders), relating to the environment, including but not limited to, those applicable for the storage, treatment, disposal, handling and release of any Hazardous Substances or Waste, all as amended or modified from time to time, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601, et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. §9601-9675, et seq.) and as further amended ("CERCLA"); the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. §6901, et seq.); the Clean Water Act, as amended (33 U.S.C. §1251, et seq.); the Clean Air Act, as amended (42 U.S.C. §7401, et seq.); the Federal Insecticide, Fungicide and Rodenticide Act, as amended (7 U.S.C. §136, et seq.); the Toxic Substance and Control Act of 1976, as amended (15 U.S.C. §2601, et seq.); and Emergency Planning and Community Right to Know Act of 1986, as may be amended from time to time (42 U.S.C. §11001 to 11050, et seq.), with regard to the storage of Hazardous Substances or Waste and petroleum products.

(b)

Tenant represents to Landlord that at all times, it shall: comply with and take all action required by Environmental Laws and maintain and operate the Leased Property in accordance therewith; at its own cost and expense maintain in effect any permits, licenses or other governmental approvals, if any, required by Environmental Laws for Tenant's specific use of the Leased Property; and promptly make all disclosures to Landlord and/or Governmental Authorities that may be required by Environmental Laws.

(c) If at any time Tenant shall become aware, or have reasonable cause to believe, that any Hazardous Substances or Waste has come to be located in, on or about the Leased Property, Tenant shall immediately give written notice of that condition to Landlord. In addition, Tenant shall immediately notify Landlord in writing of: any enforcement, cleanup, removal or any other action instituted or threatened by Governmental Authorities pursuant to Environmental Laws; any claim made or threatened by any person against Tenant or the Leased Property, relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from Hazardous Substances or Waste; and any reports made to any Governmental Authorities arising out of or in connection with the foregoing. Tenant shall also furnish Landlord with copies of all reports, complaints, notices, warnings and claims made or received.

(d) Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord (for the purposes hereof, counsel selected by Tenant's insurer shall be deemed acceptable to Landlord), protect and hold harmless Landlord and each of Landlord's partners, directors, members, managers, owners of direct or indirect interest in Landlord, officers, employees, agents, successors and assigns, from and against any and all claims, liabilities, penalties, fines, judgments, forfeitures, losses, costs or expenses (including reasonable attorney's fees, consultants fees and experts fees) for the death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by: the presence in, on or about the Leased Property, or the discharge or release, in or from the Building or the Leased Property, of any Hazardous Substances or Waste to the extent that such presence, discharge or release is caused or created by Tenant or caused or created by Tenant's agents', employees', sublessees', licensees', contractors' or invitees' use, operation and/or activities in the Building or the Leased Property, including but not limited to discharge or release as a result of Tenant alterations thereof; or Tenant's failure to comply with Environmental Laws. For the purposes of this indemnity the acts or omissions of Tenant, its agents, employees, contractors, sublessees, licensees or invitees, whether or not they are negligent, intentional, willful or unlawful, shall be attributable to Tenant, and Tenant's obligations shall survive the expiration of the Lease Term.

(e) Tenant acknowledges and agrees that it shall not be unreasonable for Landlord to withhold its consent to any proposed assignment, subletting or other transfer of Tenant's interest in this Lease nor shall Tenant have the right to assign, sublet or transfer this Lease or its interest therein, without Landlord's consent if: the anticipated use, or method of use, of the Leased Property by the proposed assignee, sublessee or transferee (collectively "Transferee") involves the generation, storage, use, treatment or disposal of Hazardous Substances or Waste; the proposed Transferee has been required by a prior landlord or Governmental Authority to take remedial action in connection with Hazardous Substances or Waste; or the proposed Transferee is subject to an enforcement order issued by Governmental Authorities pursuant to Environmental Laws.

11. MAINTENANCE AND REPAIR:

(a) Throughout the Term, Tenant covenants and agrees, without exception, to maintain and keep in good order and repair the Leased Property, at its sole cost and expense, including, without limiting the generality of the foregoing, the structural elements and roofs forming a part thereof, and the plumbing, heating, ventilating, air conditioning, electrical, lighting, sprinkler and other utility systems and fixtures and other equipment therein or serving the same and the appurtenances thereto, and all grounds, facilities, vaults, signs, roofs, gutters, sidewalks, curbs and other paved walkways and areas on and adjacent thereto, exterior lighting fixtures, water, sewer, gas and other utility connections, pipes and mains, and all other fixtures, machinery and equipment now or hereafter serving the same, and Tenant agrees to put, keep and maintain all of the foregoing in safe, sound, lawful and first class order and condition, and make all repairs thereto and therein, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, as shall be necessary to put, keep and maintain the same in such safe, sound, lawful and first class order and condition and in compliance with all Governmental and Insurance Requirements, and howsoever the necessity or desirability therefor may have occurred, and whether or not necessitated by normal wear and tear, casualty,

condemnation, obsolescence or defects, latent or otherwise. Tenant shall not commit or suffer and shall use all precaution to prevent waste, damage or injury to the Leased Property or any part thereof.

(b) Tenant, at its sole cost and expense, shall also keep and maintain the Leased Property, including, but not limited to, the sidewalks adjoining the same, in clean and orderly condition and free from dirt, snow, ice, rubbish, vermin, obstructions and other encumbrances.

(c) When used in this Lease, subject to Article 12 hereof, the term "repairs" shall include all necessary replacements, renewals, alterations and additions. All repairs to be made by Tenant shall be of first quality and class and shall be made in compliance with all Governmental and Insurance Requirements and the then applicable building code.

12. CHANGES, ALTERATIONS AND ADDITIONS

(a) Tenant covenants and agrees that there shall not be any demolition, replacement, change, alteration or addition to the Leased Property, any part or parts thereof or space therein, or any addition thereto, whether voluntarily or in connection with a repair or Restoration required by this Lease (any such action being herein referred to as a "**Capital Improvement**"), unless such Capital Improvement shall be performed in compliance with the requirements set forth below and, if applicable, the additional requirements set for in Section 12(b):

(i) No Capital Improvement shall impair the structural soundness of the Leased Property.

(ii) Any Capital Improvement shall be made and completed promptly, in a good and workmanlike manner, in compliance with all applicable permits and authorizations and all Governmental and Insurance Requirements and in accordance with any plans and specifications therefor that have been approved by governmental authorities having jurisdiction thereover.

(iii) The cost of any Capital Improvement shall be paid by Tenant so that the Leased Property shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to or on behalf of Tenant and/or the Leased Property, and if any such lien shall at any liens for labor and materials supplied or claimed to have been supplied to or on behalf of Tenant or the Leased Property, and if any such lien shall at any time be filed, Tenant shall cause the same to be vacated or discharged in accordance with the provisions of Article 8 hereof.

(b) As used in this Article 12, the phrase "**Material Improvement**" shall mean a Capital Improvement that would result in a change to the structure, height, setback, facade, rentable area or use of the Leased Property or whose estimated cost, as determined by a reputable contractor, or as set forth in a construction agreement with a reputable contractor, will exceed $100,000.00. For purposes of this Lease, the Initial Development shall be deemed to be a Material Improvement. In addition to compliance with the requirements of Section 12(a), such Material Improvement shall be performed in compliance with the following additional requirements:

(i) Prior to Tenant undertaking any Material Improvement, Tenant, at its sole cost and expense, shall cause to be prepared and shall submit to Landlord complete working plans, drawings and specifications prepared by an architect or engineer licensed in the State of New York and shall obtain Landlord's prior written consent to such plans and specifications which consent shall not be unreasonably withheld or delayed provided such work will not, at completion, result in a reduction in the value of any of the improvements on the Leased Property or in the value of the Land. Such plans and specifications shall be considered the "**Plans and Specifications**" for the applicable Material Improvement(s) and Tenant shall give prior notice to Landlord of any changes in the Plans and Specifications (other than de minimis changes that do not affect the structure or appearance of the improvement and do not require any amended plans or filings) and shall promptly furnish Landlord with copies of all such changes and obtain Landlord's prior written consent to such changes.

(ii) Tenant acknowledges and agrees that any receipt by Landlord of Plans and Specifications shall not constitute an opinion or agreement by Landlord that the Plans and Specifications are structurally sufficient or in compliance with law, nor shall any such receipt impose any liability on or waive any rights of Landlord hereunder or affect or diminish any of Tenant's obligations hereunder.

(iii) Tenant shall, at Tenant's expense, file or cause to be filed the Plans and Specifications with the appropriate governmental authorities, shall secure all necessary approvals of the Plans and Specifications from all governmental authorities having jurisdiction thereover and all permits and licenses necessary to perform the Material Improvements. Landlord shall, at no cost or liability to Landlord, reasonably cooperate with any filings or permits necessary in connection with any Tenant's work permitted hereunder.

(iv) Prior to commencing any such Material Improvement and as a condition to Tenant being permitted to perform such Material Improvement (other than the Initial Development, which is addressed in Section 12(d) below), Tenant shall cause to be delivered by HF Group Holding Corporation ("**Guarantor**") a guaranty in the form of Exhibit D annexed hereto.

(v) At least fifteen (15) days prior to commencing any Material Improvement, Tenant shall furnish to Landlord, or cause its contractors to provide, the insurance coverage required to be maintained by Tenant during the performance of Material Improvements as are prescribed by Article 15 hereof, in addition to, but without duplication of, the insurance coverage described in Article 15 hereof. If under the provisions of any property, casualty or other insurance policy or policies then covering the Leased Property any risks attributable to such Material Improvement shall be excluded from coverage under such policy or policies or any consent to such Material Improvement by the insurance company or companies issuing any such policy shall be required to continue and keep any such policy in full force and effect, such additional coverage and/or such consents by appropriate endorsements to such policy or by additional policies shall be obtained, and any additional premiums or charges therefor that may be imposed by said insurance company or companies shall be paid or cause to be paid by Tenant.

(vi) Following compliance by Tenant with its obligations under the foregoing provisions of this Section 12(b), Tenant shall promptly commence or cause to be commenced the proposed Material Improvement(s) and shall complete or cause the same to be completed diligently, in accordance with the approved Plans and Specifications, in a first-class, good and workmanlike manner, and in accordance with all applicable laws, ordinances and regulations of all governmental and insurance authorities and with all requirements of the Board of Fire Underwriters governing the same. At all times during the progress of the work for Material Improvements Tenant shall permit Landlord, its architect and other representatives access to the Leased Property during business hours for the purpose of inspecting the same, verifying conformance of said Material Improvements with the Plans and Specifications and otherwise viewing the progress of the Material Improvements.

(vii) Upon completion of any Material Improvements, Tenant shall give notice thereof to Landlord and furnish Landlord with appropriate evidence of completion of such Material Improvements, including, but to limited to, as-built plans, temporary and final certificates of occupancy (or similar final approvals of any applicable governmental authority) for the construction, alteration and renovation work performed by Tenant, and appropriate evidence, including checks and receipted invoices, that the cost thereof has been paid for in full.

(viii) Tenant shall reimburse Landlord, within ten (10) days of written demand, for any out of pocket costs and expenses reasonably incurred by Landlord, including but not limited to the costs of any architects, attorneys or other professionals, in connection with the Landlord's review of the Plans and Specifications, inspection of the performance of any Capital Improvements and review of the Material Improvement Completion Evidence.

(c) Tenant shall pay its contractors, laborers, subcontractors, materialmen and suppliers in accordance with their respective agreements with Tenant and shall not cause or suffer any liens, mortgages, chattel liens, or other title retention or security agreements to be placed on the Leased Property or any improvements thereon. Nothing contained in this Section 12 or elsewhere in this Lease shall be construed in any way as constituting any consent by Landlord or authorization to Tenant to subject the Leased Property or any part thereof to any lien or charge in respect of Capital Improvements or otherwise. All contracts or agreements made by Tenant with any third party or parties in connection with Capital Improvements (or any other alterations by Tenant) shall expressly provide that said third party or parties shall look solely to Tenant for any and all payments to be made pursuant to such contract or agreement and that neither Landlord nor the lessor under any underlying lease shall have any responsibility or liability for the payment thereof.

(d) As a material inducement to Landlord's execution and delivery of this Lease, Tenant agrees that Tenant shall construct and complete, in accordance with the terms of this Article 12, a the improvements as more particularly described on Exhibit E annexed hereto (the "**Initial Development**"). Tenant acknowledges and agrees the Building comprising the Initial Development and/or any Building hereinafter constructed shall be a completely self-sufficient structure erected wholly within the boundary lines within the Leased Property and not tying in or connecting to any other real property or other improvements. Upon the issuance of a temporary certificate of occupancy for the Initial Development, all references to the Building shall be

deemed to mean all buildings (existing or new, as the case may be) on the Land. Notwithstanding anything to the contrary herein contained, as a further material inducement to Landlord's execution and delivery of this Lease, the value of Initial Development shall be equal to at least $2,500,000 (the "**Initial Development Cost**") and Tenant shall provide Landlord with proof reasonably acceptable to Landlord to evidence the Initial Development Cost not later than ten (10) days after the issuance of a temporary certificate of occupancy for the Initial Development. Without limiting the generality of the provisions of this Article 12, prior to commencing construction of the Initial Development, Tenant shall have caused Guarantor to deliver to Landlord a guaranty in the form of Exhibit F annexed hereto.

13. DAMAGE OR DESTRUCTION AND USE OF CASUALTY INSURANCE PROCEEDS

(a) If all or any part of the Leased Property shall be damaged or destroyed in whole or in part by fire or other casualty of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, Tenant shall give Landlord immediate notice thereof, and Tenant at its sole cost and expense, whether or not the insurance proceeds, if any, shall have been collected or shall be sufficient to pay for the necessary repairs, restorations, replacements and rebuilding (collectively "**Restoration**"), shall promptly repair, restore, replace and rebuild (collectively "**Restore**"), or cause to be Restored, the damaged or destroyed Leased Property at least to the extent of the value, quality and condition and as nearly as possible to the character thereof existing immediately prior to such occurrence; provided, however, that if such casualty occurs prior to the Initial Development Completion Date, then Tenant shall also complete any construction required pursuant to Section 12(d) of this Lease.

(i) Provided Tenant shall have complied with all of the terms and provisions of this Lease set forth and no Event of Default shall have occurred, Landlord shall pay over to Tenant, in accordance with subsection (c) of this Article 13, any insurance proceeds which may be received by Landlord in connection with damage and destruction to the Leased Property, from insurance maintained or caused to be maintained by Tenant (other than rental insurance proceeds), but in no event to any extent or in any sum exceeding the amount actually received or collected by Landlord in connection with such damage or destruction of the Leased Property; provided, however, that before paying such proceeds over to Tenant, Landlord shall first be entitled to reimburse itself therefrom to the extent, if any, of the expenses (including reasonable attorneys' fees and disbursements) paid or incurred by Landlord in the collection of such proceeds.

(ii) If the estimated cost of such Restoration exceeds $100,000.00, prior to the commencement of any Restoration, Tenant shall furnish to Landlord a detailed cost estimate for such Restoration prepared by a licensed architect that shall supervise the Restoration and confirmed by a reputable contractor, or a proposed construction agreement with the architect and reputable contractor itemizing the price for each component of such Restoration.

(iii) If the estimated cost of such Restoration exceeds $100,000.00, the insurance proceeds shall be paid to Tenant in installments as the Restoration progresses, upon application to be submitted by Tenant to Landlord showing the cost of the Restoration incurred since the last previous application. The amount of each installment of such proceeds to be paid

to Tenant shall be such proportion of the total proceeds received by Landlord (less the expenses and charges permitted to be deducted therefrom, as aforesaid) as the value of the labor and materials theretofore incorporated in the Restoration bears to the total estimated cost of the Restoration, less (i) all payments theretofore made to Tenant out of such proceeds, and (ii) the greater of (1) the actual retainage called for by the construction agreement(s) for such Restoration, or (2) ten (10%) percent of the amount so determined, until completion of the Restoration and delivery.

(iv) If any vendor's mechanic's laborer's, or materialman's lien shall be filed against the Leased Property or any part thereof, Tenant shall promptly comply with its obligations under Section 8 hereof and pending compliance therewith Landlord shall withhold from the disbursement of insurance proceeds an amount equal to 125% of such lien.

(v) If the insurance proceeds shall be insufficient for the purpose of paying for any Restoration, Tenant shall nevertheless be required to make the Restoration and pay any additional sums required to complete the same in the manner prescribed by this Section 13.

(vi) The foregoing notwithstanding, if the estimated cost of Restoration shall be less than $100,000.00, then Tenant shall have the right to collect all insurance proceeds (other than rental insurance) in respect thereof and shall hold same in trust to be applied to the cost of Restoration.

(b) The following shall be conditions precedent to each payment made to Tenant as provided in Section 13(a) hereof:

(i) there shall be delivered to Landlord, at the time of each request for a disbursement of insurance proceeds:

(1) a certificate of an architect or engineer licensed as such in the State of New York, who is in charge of and supervising such Restoration (the "**Architect**"), specifying that: (i) the sum then requested to be disbursed either has been paid and/or is then justly due to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses shall be stated) who have rendered or furnished certain services or materials for the Restoration and giving a brief description of such services and materials and stating in reasonable detail the progress of the Restoration up to the date of said certificate; (ii) as far as is known to the Architect after due inquiry no part of such expenditures has been or is being made the basis, in any previous or then pending request, for the disbursement of insurance proceeds or has been made out of the proceeds of insurance received by Tenant; (iii) the sum then requested to be disbursed, plus all sums previously disbursed, does not exceed the value of the Restoration insofar as actually accomplished up to the date of such certificate; (iv) except in the case of the final request for payment by Tenant, in the opinion of the Architect, the remainder of the moneys then held by Landlord will be sufficient to pay in full for the completion of the Restoration, and estimating, in reasonable detail, the total remaining costs of completion of such Restoration; and (v) in the case of the final request for payment by Tenant, the Restoration shall have been completed in accordance with the plans and specifications therefor and all Governmental Requirements; (vi) a title report from a title company of Landlord's choosing, reporting no

mechanic's or other liens or encumbrances; and (vii) partial lien waivers from the general contractor and each party receiving payment from the general contractor;

(2) the contractor's requisition for payment which, in addition to setting forth the amount then claimed to be due for work, labor and material performed and furnished, as approved by the Architect, shall certify that, except for such amounts as shall then be due, there is no outstanding indebtedness known, after due inquiry, which is then due and payable for work, labor, services or materials in connection with the Restoration; and

(3) in the case of the final request for payment by Tenant, lien waivers from all contractors and materialmen that have performed work or furnished materials in connection with the Restoration together with the title report described in Section 13(b).

(ii) at the time of making any such payment to Tenant, no default beyond applicable grace and cure periods shall exist hereunder.

(c) Tenant shall have the right to adjust all property and casualty insurance claims, and to compromise and/or settle any property or casualty insurance claims relating thereto, provided same shall be subject to obtaining Landlord's prior written consent.

(d) If the estimated cost of any Restoration required to be performed by Tenant shall exceed the insurance proceeds then available for disbursement to Tenant in respect of such damage or destruction, prior to the commencement of any Restoration or continuation of the Restoration, as the case may be, Tenant shall deposit with Landlord cash or a bond or other security reasonable satisfactory to Landlord in the amount of such excess, plus ten (10%) percent, to be held and applied by Landlord as final payment toward the completion of the Restoration in accordance with the provisions of Section 13(a) hereof, as security for the completion of the Restoration in accordance with this Article 13.

(e) This Lease shall not terminate, be forfeited or otherwise affected in any manner, and there shall be no reduction or abatement of the Minimum Rent or Additional Rent payable hereunder, by reason of damage to or total, substantial or partial destruction of the Leased Property or any part thereof, or by reason of the untenantability of the same or any part thereof, or for or due to any other reason or cause whatsoever, and Tenant, notwithstanding any present or future law or statute, waives any and all rights to quit or surrender the Leased Property or any part thereof or declare any total, partial, actual or constructive eviction in any manner by reason of any damage or destruction of the Leased Property or for any other reason. Tenant hereby agrees that its obligations hereunder, including, but not limited to, its obligations to pay the Fixed Rent and Additional Rent, shall not be impaired or otherwise affected by reason of any casualty and shall continue as though the Leased Property had not been damaged or destroyed, without abatement, suspension, diminution or reduction of any kind. It is the intention of Landlord and Tenant that the foregoing is an "express agreement to the contrary" as provided in Section 227 of the Real Property Law of the State of New York and shall govern and control in lieu thereof.

(f) The rights of Landlord and Tenant to receive, hold and apply insurance proceeds under this Article 13 are subject and subordinate to the rights of the holder of any Superior Mortgage (as such term is hereinafter defined).

14. CONDEMNATION:

(a) If at any time prior to or during the Term, the whole or a substantial portion of the Leased Property shall be taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement between Landlord and those authorized to exercise such right, this Lease and the Term shall terminate and expire on the date of taking (as hereinafter defined) and the Fixed Rent and Additional Rent payable by Tenant hereunder shall be apportioned and paid to the date of taking. Tenant shall not discuss nor enter into any agreement with the condemning authority without the prior approval of Landlord. Tenant shall not directly or indirectly initiate contact nor contact any condemning authority or in any manner indicate a preference or desire to have the Leased Property condemned.

(b) For purposes of this Article 14, a taking of "a substantial portion of the Leased Property" shall mean a taking of such scope that the untaken portion of the Land and Building is insufficient to permit the restoration of the existing Building so as to constitute a complete building similar in use to that at the time of taking, capable of producing an annual income, for the payment of all operating expenses thereof and the Fixed Rent, Additional Rent and other charges herein reserved and after performance of all covenants and agreements herein provided to be performed by Tenant. As used above, the term "operating expenses" shall be deemed to exclude depreciation, all taxes including but not limited to income taxes and franchise taxes of Tenant.

(c) If the whole or a substantial portion of the Leased Property shall be taken or condemned as provided in this Article 14, and the Lease is terminated in accordance with subsection (a) above, the aggregate of all awards and/or damages (collectively, the "**award**") made to Landlord and Tenant, and any other persons claiming by, through or under any of them, in respect of such taking shall be paid out and distributed to Landlord and shall be the sole property of Landlord, and Tenant hereby waives, releases and relinquishes any and all claims, awards or damages predicated on the value of the unexpired Term of this Lease or otherwise; except that, in connection with such taking, Tenant may seek to recover the unamortized costs of any improvements or alterations (such amortization to be calculated on the same basis as calculated for purposes of Tenant's tax returns) it may have made to or at the Leased Property to the extent such expenditures are, under generally accepted accounting principles, in the nature of "capital improvements"; provided, however, (i) no claim of Tenant shall interfere with or otherwise affect or in any manner diminish Landlord's claim and rights as hereinabove set forth, (ii) under no circumstances shall Tenant make any claim other than for the costs expressly mentioned in this sentence.

(d) In case of any taking and whether or not this Lease shall terminate by reason thereof, each of the parties agrees to execute any and all documents that may be required in order to effect and facilitate the collection by Landlord and Tenant of the award for taking.

(e) For purpose of this Article 14, the term "date of taking" shall be deemed to be the date on which actual possession of the whole or substantially all of the Leased Property, or a part thereof, as the case may be is acquired.

(f) (i) If less than a substantial portion of the Leased Property shall be taken, this Lease and the Term shall continue (except that this Lease shall terminate in respect of the portion of the Leased Property taken) without abatement or diminution of the Fixed Rent or Additional Rent (except that Fixed Rent shall be recalculated on the basis of the gross leasable area of the Leased Property remaining following the taking and the Restoration of such remaining portion) or of any of Tenant's other obligations hereunder. Tenant, at its sole cost and expense, whether or not the award, if any, shall be sufficient for the purpose, shall proceed diligently to Restore any remaining part of the Leased Property not so taken, so that the same shall be a complete, rentable, self-contained architectural unit and, to the extent practicable, of a size and condition substantially similar to the size and condition of, and having a character similar to the character of, the Leased Property existing immediately prior to such taking, in good condition and repair.

(ii) In the event of any taking of less than a substantial portion of the Leased Property, if Restoration of the Leased Property by Tenant is required hereunder, the award in respect of such taking shall be paid out and distributed as follows, and Tenant hereby waives, releases and relinquishes any and all claims, awards or damages:

(A) there shall first be paid to Landlord an amount equal to 110% of Landlord's reasonably estimated cost of such Restoration as may be required hereunder, to be held by Landlord for such purpose; and

(B) next, there shall be paid to Landlord the remainder of the award, if any (including any balance of that portion of the award paid to Landlord under clause (A) of this subsection 14(f)(ii) remaining after completion of Restoration).

(iii) Such Restoration shall be performed in accordance with and subject to the provisions of Articles 8 and 13 hereof. Payments to Tenant for Restoration shall be disbursed by Landlord in the same manner as insurance proceeds are disbursed to Tenant as set forth in Article 8 hereof.

(iv) Each of the parties agrees to execute any and all documents that may be required in order to effect and facilitate collection of the award by Landlord.

(g) In case of any governmental action not resulting in the taking or condemnation of any portion of the Leased Property but creating a right to compensation therefor, such as the change or grade or widening of any street upon which the Leased Property abut, this Lease shall continue in full force and effect without reduction or abatement of Minimum Rent or Additional Rent and the entire award therefor shall belong to Landlord. Tenant hereby waives any and all claims, and releases and relinquishes all of its interest in and to any award, damages or other compensation of any kind resulting from or predicated upon a change of grade or street widening.

(h) Notwithstanding anything to the contrary contained herein, the amount of any award or payment allowed or retained for Restoration of the Leased Property pursuant to this Article 9 which shall not have been previously applied to that purpose shall become the property of and shall be paid over to Landlord, in all cases, whether or not this Lease shall expire or terminate for any reason prior to completion of the Restoration in accordance with the provisions of this Article 14.

(i) It is the intention of Landlord and Tenant that the provisions of this Article 9 shall constitute an "express agreement to the contrary" as provided in Section 227 of the Real Property Law of the State of New York and shall govern and control in lieu thereof.

15. INSURANCE:

(a) Tenant shall, during the Term, at its cost and expense, obtain and maintain valid and enforceable insurance of the following character:

Insurance on the building including all improvements, equipment, machinery, appliances and other property which constitute part of the Leased Property, providing the following:

PROPERTY

1. Covered under ISO (Insurance Services Office) Special Causes of Loss form,
2. Back-up of Sewers and Drains, Surface Water and Seepage
3. Debris Removal
4. Pollutant Cleanup and Removal
5. Ordinance or Law Undamaged – Included
6. Ordinance or Law – Demolition – Equal to 10% of the building limit
7. Ordinance or Law - Increased Cost of Construction – Equal to 25% of the building limit
8. Service Interruption
9. Mold coverage
10. Flood
11. Earthquake
12. Sprinkler Leakage, including Earthquake Sprinkler Leakage
13. Windstorm and Hail
14. Replacement Cost Valuation
15. Agreed Value, No Coinsurance
16. Deductible no greater than $10,000, except $25,000 on Flood, $25,000 Earthquake and $25,000 Windstorm or Hail. All deductible are the responsibility of the Tenant.
17. Include Landlord as additional named insured and loss payee
18. Include the holder of any Superior Mortgage as mortgagee under a standard first mortgagee endorsement and loss payee
19. Waiver of Subrogation in favor of Landlord and any Superior Mortgagee
20. For the "full insurable value" excluding the cost of constructing foundations, footings and excavations.

BUSINESS INTERRUPTION/LOSS OF INCOME

1. Include loss of income insurance for the actual amount of loss for a period of 24 months, in an amount sufficient to cover, at least 24 months of rents.
2. Including 365 days extended period of indemnity
3. Include all coverage as stated under PROPERTY

EQUIPMENT BREAKDOWN

4. On a Comprehensive form including, but not limited to, coverage for explosion in respect of steam and pressure boilers and similar apparatus
5. In an amount equal to one hundred (100%) percent of the "full insurable value: of the Leased Property
6. If written on a policy separate from the Property policy, both the Equipment Breakdown policy and the Property coverage will include a Loss Adjustment Endorsement.
7. Include loss of income insurance for the actual amount of loss for a period of 24 months, in an amount sufficient to cover, at least 24 months of rents.
8. Including 365 days extended period of indemnity.

COMMERCIAL GENERAL LIABILITY

1. With limits of $1,000,000 per occurrence and $2,000,000 general aggregate per location, with respect to bodily injury, and property damage and, including contractual liability, personal injury and products and completed operations.
2. Must be written on ISO (Insurance Services Office) form CG0001 or equivalent
3. All deductibles must be approved by the Landlord and are the responsibility of the tenant.
4. Landlord to be included as named insured
5. Any Superior Mortgagee to be included as additional insured
6. Coverage to be provided on a primary and non-contributory basis.
7. Waiver of subrogation in favor of Landlord and any Superior Mortgagee.

AUTOMOBILE LIABILITY

1. For a limit of $1,000,000 covering all owned, non-owned and hired vehicles.
2. Landlord and any Superior Mortgagee to be included as additional insureds

WORKERS COMPENSATTION and EMPLOYERS LIABILITY

Tenant shall comply with applicable workers' compensation laws and shall maintain workers' compensation insurance if and to the extent necessary for such compliance.

UMBRELLA/EXCESS LIABILITY

1. With limits of $100,000,000 per occurrence and $100,000,000 aggregate per location.
2. Policy shall be follow form of the
   (a) Commercial General Liability
   (b) Employers Liability
   (c) Automobile Liability

3. Additional insured shall be on a primary and non-contributory basis.

TERRORISM

Foreign and Domestic Act of Terrorism insurance on all policies in accordance with Terrorism Risk Insurance Act/TRIPRA

OTHER REQUIREMENTS:

(b) Such insurance, shall be written by companies with A. M. Best rating of A- VIII or better, and are legally qualified to issue such insurance, and shall name Tenant as the first named insured party and (except in respect of any worker's compensation policy) Landlord as named insured and any Superior Mortgagee (if the identity of the same has been provided to Tenant), as additional insureds as their interests may appear in accordance with paragraph (c) of this Article Provided that no Material Event of Default has occurred and is continuing, Tenant may, at its cost and expense, prosecute any claim against any insurer or contest any settlement proposed by any insurer, and Tenant may bring any such prosecution or contest during the Term in the name of Landlord, Tenant or both, and Landlord will join therein at Tenant's request, provided that Tenant shall indemnify Landlord against any costs or expenses which Landlord may incur in connection with such prosecution or contest. The insurance limits required in this Article shall be increased to such higher limits as may from time to time be reasonably required by Landlord (such insurance limits shall also be increased by any increase in the CPI every five years).

(c) Notwithstanding anything to the contrary in this Lease, if the Terrorism Risk Insurance Program Reauthorization Act of 2014 (or any subsequent statute, extension, or reauthorization) is no longer in existence, the aggregate maximum amount that Tenant shall be required to pay in respect to terrorism coverage hereunder shall be an amount equal to two hundred percent (200%) of the insurance premium that is payable at such time on a stand-alone basis in respect of the property and business interruption/rental loss insurance required hereunder (excluding terrorism coverage). For example, if the insurance premium on a stand-alone basis in respect of the property and business interruption/rental loss insurance required hereunder (excluding terrorism coverage) is 1.00X the aggregate maximum amount that Tenant shall be required to pay in respect to terrorism coverage hereunder shall be 2.00X (such amount payable for terrorism coverage under the property insurance policy or endorsement and terrorism coverage under the liability policy in such proportions as Tenant may reasonably determine).

(d) Tenant shall furnish Landlord (and any Superior Mortgagee) with duplicate original ACORD 28 and ACORD 25 certificates evidencing all coverage as required in this Article 14 together with written evidence that the premiums therefor have been paid. It is understood and agreed that said policies may be blanket policies covering other locations operated by Tenant, its affiliates or subsidiaries, provided that such blanket policies otherwise comply with the provisions of this Article 15 and copies thereof are furnished to Landlord from time to time promptly following Landlord's written request for same, and provided further that such policies shall provide for a reserved amount thereunder with respect to the Leased Property so as to assure that the amount of insurance required by the provisions of this Article 15 will be available notwithstanding any losses with respect to other property covered by such blanket policies. Each policy of insurance shall provide that prior to the cancellation of such policy, the insurer shall deliver to Landlord (and all named Landlord's mortgagees) thirty (30) days' written notice of such cancellation (ten (10) days in the case of cancellation due to failure to pay the insurance premium). Prior to the reduction or modification of any insurance policy which would result in

Tenant not maintaining the insurance coverage that Tenant is required to maintain under this Lease, either Tenant or the insurer shall deliver to Landlord (and all named Landlord's mortgagees) fifteen (15) days' written notice of such reduction or modification. Prior to the expiration of any insurance policy, Tenant shall deliver to Landlord (and all named Landlord's mortgagees) a certificate evidencing the replacement or renewal thereof and payment of premiums in respect thereof. Each insurance policy required to be maintained by Tenant under this Article 14 (except in respect of any worker's compensation policy) shall include a waiver of the insurer's right of subrogation against Landlord (and all named Landlord's mortgagees). Tenant hereby releases Landlord and all Indemnitees with respect to any claim (including a claim for negligence) which it might otherwise have against the other party, for loss, damage or destruction with respect to its property occurring during the Term.

(e) Every insurance policy shall: (i) provide that the insurer waives all rights of subrogation against Landlord, any successor to Landlord's interest in the Leased Property, and any mortgagee of Landlord's interest in the Leased Property; (ii) provide that such insurance, as to the interest of such mortgagee, shall not be invalidated by any act or neglect of Tenant or of Landlord or any owner of the Leased Property, nor by any foreclosure or any other proceedings relating to the Leased Property, nor by any change in the title ownership of the Leased Property, nor by occupation of the Leased Property for purposes more hazardous than that which is generally associated with retail and/or light industrial businesses; (iii) be primary and without right or provision of contribution as to any other insurance carried by Landlord or any other interested party; and (iv) in the event any insuring company is not domiciled within the United States of America, include a United States Service of Suit clause (providing any actions against the insurer by the named insured or Landlord are conducted within the jurisdiction of the United States of America).

(f) Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required in this Article 15 to be furnished by Tenant,unless approved by Landlord–original(s) Tenant shall provide Landlord with true and certified copies of all policies, as provided in this Lease.

(g) Tenant shall comply with all of the terms and conditions of each insurance policy maintained pursuant to the terms of this Lease.

CONSTRUCTION

During the performance of any construction:

BUILDER'S RISK

1. Tenant shall provide Builder's Risk insurance, on a Completed Value Form, providing coverage for:
   a. materials in transit
   b. materials at off site storage facilities.
   c. full value of hard costs for construction works
   d. full value of soft costs
   e. delayed opening loss of income
   f. including all coverage as stated in 14(a)(i), testing and Terrorism
   g. Include Landlord as loss payee

h. Include any Superior Mortgagee as mortgagee and loss payee under a standard first mortgagee endorsement.
i. Terrorism

LIABILITY

The Commercial General Liability and Umbrella/Excess Liability coverage listed above will not contain any exclusion or limitations with respect to the work being performed, including, but not limited to:

1. Third party over suits
2. Cross suits
3. Gravity/Fall from height losses

TENANT'S GENERAL CONTRACTOR AND/OR SUBCONTRACTORS:

During the course of the work, Tenant shall provide evidence of the following minimum insurance requirements from all general contractors and subcontractors, in a written contract, as applicable:

1. Commercial General Liability:

a. *Limits:*

i. $10,000,000 per occurrence, $20,000,000 general aggregate, and $20,000,000 products/completed operations aggregate of and

ii. aggregate limits must apply on a *per project* basis.

b. Written on ISO Form CG 00 01 or equivalent.

c. Provide coverage for personal and advertising injury.

d. Contain deductible amounts not to exceed $10,000.

e. Tenants, Landlord and any Superior Mortgagee must be added as additional insured for ongoing (ISO Form CG 20 10 or equivalent) and completed operations (ISO Form CG 20 37 or equivalent).

f. Coverage for completed operations must be maintained for at least 3 years beyond the completion and acceptance of all work.

g. Defense costs and supplementary payments must be in addition to liability limits.

h. Coverage for the additional insureds shall apply on primary and non-contributory basis.

i. Provide 30 days' cancellation and non-renewal notice to Tenant and Landlord (and 10 days' notice for cancellation due to non-payment of premium).

j. Policy shall include:

i. contractual liability coverage;

ii. broad form property damage coverage;

iii. separation of insureds provision (a/k/a severability of interests);

iv. pollution exception for hostile fire; and

v. waiver of subrogation in favor of the Owner.

k. Policy shall not contain the following exclusions:

i. "third party over";

ii. cross suits among named insureds and additional insureds;

iii. exterior, insulation and finishing systems (EIFS);

iv. residential;

v. explosion, collapse, and underground hazard (XCU);

vi. subsidence;

vii. work from height;

viii. work within 50 feet of railroad; and

ix. (or sublimit) for assault and battery.

2. Pollution Liability:

a. *Limits:*

i. $5,000,000 per occurrence and $10,000,000 general aggregate; and

ii. limits shall include coverage for third-party, clean-up costs and transportation.

b. Including coverage for lead, asbestos, mold and pollution operations.

c. Landlord must be added as additional insured.

d. Coverage for the additional insured shall apply on a primary and non-contributory basis.

3. Commercial Automobile Liability:

a. *Limits:* $1,000,000 (amounts of insurance to be determined by Owner).

b. Include coverage for the use of all owned, non-owned and hired vehicles.

c. Landlord must be added as additional insured.

4. **Workers' Compensation:**

   a. *Limits:* statutory in which state the work is being performed.

   b. Include Employers Liability Occupational Disease Insurance.

   c. Include waiver of subrogation in favor of the Tenant and Landlord and any Superior Mortgagee.

5. **Excess/Umbrella Liability:**

   a. *Limits:* $5,000,000 per occurrence, $5,000,000 general aggregate, and $5,000,000 products/completed operations aggregate (amounts of insurance to be determined by Landlord).

   b. "Follow-form" to the underlying coverage.

   c. Apply in excess over CGL, Auto and Employer's Liability insurance.

   d. Coverage shall be extended for completed operations.

   e. Include waiver of subrogation in favor of Landlord.

6. **Other insurance:**

   a. Coverage for all risk of physical damage to tools, equipment, materials and supplies.

   b. Include waiver of subrogation in favor of the Tenant and Landlord.

7. **General requirements:**

   a. Policies shall be issued by insurance companies licensed and authorized to do business in New York, with a "Best's Key Rating Guide" rating of "A-/VIII" or better.

   b. GC to ensure each subcontractor maintains the required insurance (limits may be lower, as the case may be).

   c. Certificates of insurance shall be provided before the commencement of any work and before the renewal of expiring policies.

16. ASSIGNMENT, SUBLETTING AND OTHER TRANSFERS

(a) Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns expressly covenants that it shall not transfer, assign, hypothecate, mortgage or otherwise encumber this Lease (except that upon prior written notice to Landlord as to the name of the lender and the reasonable details of the transaction, Tenant shall be permitted to grant a leasehold mortgage with respect to the Lease), whether by operation of law or otherwise, nor underlet, or suffer or permit the Leased Property or any part thereof to be used by others, without the prior written consent of Landlord in each instance, which consent may be withheld by Landlord in its sole discretion, except as otherwise expressly provided in Section 16(b). The indirect or direct transfer of the majority of the stock of a corporate tenant or the majority partnership interest of a partnership tenant or the majority of the membership interest of a limited liability company tenant shall be deemed an assignment. If this Lease be assigned, or if the Leased Property or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of the covenant, or the acceptance of the assignee, undertenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. Tenant represents that as of the date of execution of this Lease, Tenant is a New York corporation, ________________ [insert ownership]. At any time and from time to time, within five (5) days after written request by Landlord, Tenant shall furnish to Landlord, a written statement certified by an attorney or an independent certified public accountant or an affidavit sworn to by the chief executive officer or a general partner of Tenant, setting forth the identity of every holder of an interest, the type and character of each such interest (e.g. number of shares of common stock, general partnership interest, etc.) and the percentage of ownership of each such holder.

(b) Notwithstanding anything to the contrary contained in Section 16(a), the following shall govern:

(i) Prohibition Without Consent. If Tenant shall at any time or times during the Term desire to assign this Lease or sublet any portion of the Leased Property, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by a conformed or photostatic copy of the executed proposed assignment or sublease, the effective or commencement date of which shall be not less than sixty (60) nor more than one hundred and eighty (180) days after the giving of such notice, a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Leased Property, and current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report, which shall have been certified by an independent public accountant. The aforesaid notice with respect to a proposed assignment only shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option, terminate this Lease. Said option may be exercised by Landlord by notice to Tenant at any time within sixty (60) days after the aforesaid notice has been given by Tenant to Landlord; and during such sixty (60) day period Tenant shall not assign this Lease nor sublet such space to any person.

(ii) Termination by Landlord. If Landlord exercises its option to terminate this Lease as provided in subsection 16(b)(i) above, then this Lease shall end and expire on the date that such assignment was to be effective or commence, as the case may be, and the Rent due hereunder shall be paid and apportioned to such date. If Landlord exercises its option to terminate this Lease pursuant to subsection 16(b)(i) above, Landlord shall be free to and shall have no liability to Tenant if Landlord should lease the Leased Property (or any part thereof) to Tenant's prospective assignee.

(iii) Sublease by Landlord. Landlord or its designee may, at its option, in lieu of exercising its termination option described in Section 16(b)(i) but subject to the same 60-day period, sublease from Tenant the space described in Tenant's notice (such space being hereafter referred to as the "Leaseback Space")). If Landlord exercises its option to sublet the Leaseback Space, then the parties shall enter into an agreement to reasonably evidence same and such sublease shall be at a rental rate equal to the product of the lesser of (x) the rent per rentable square foot then payable pursuant to this Lease, and (y) the rent per rentable square foot contained in the proposed and executed sublease agreement, multiplied by the rentable square foot area of the Leaseback Space; shall be for the same term as that of the proposed sublease; and shall:

(1) be expressly subject to all of the covenants, terms and conditions of this Lease except such as are irrelevant or inapplicable, and except as expressly set forth in this Article 16 to the contrary;

(2) give the subtenant the unqualified and unrestricted right, without Tenant's consent, to assign such sublease or any interest therein and/or to sublet all or any portion of the space covered by such sublease and to make alterations and improvements in the space covered by such sublease;

(3) provide that any assignee or further subtenant of Landlord or its designee, may, at Landlord's option, be permitted to make alterations and decorations in such space and that any or all of such alterations and decorations may be removed by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease, provided that such assignee or subtenant shall, at its expense, repair any damage caused by such removal; and

(4) provide that (A) the parties to such sublease expressly negate any intention that the sublease estate be merged with any other estate held by either of such parties, (B) any assignment or sublease by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in its sole discretion, shall deem appropriate, (C) Tenant shall, at its sole cost and expense, at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord or its designee, (D) Landlord may, at Tenant's expense, make such alterations as may be required or deemed necessary by Landlord, and (E) at the expiration of the term of such sublease, Tenant will accept the Leaseback Space in its then existing condition.

(5) If Landlord exercises its option to sublet the Leaseback Space:

a. Performance by Landlord, or its designee, under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this Lease and Tenant shall not be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the subtenant pursuant such sublease;

b. Tenant shall have no obligation, at the expiration or earlier termination of the Term, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord (or Landlord's designee); andc.

c. Any consent required of Tenant, as Landlord under the sublease, shall be deemed granted if consent with respect thereto is granted by Landlord under this Lease, and any failure of Landlord (or its designee) to comply with the provisions of the sublease other than with respect to the payment of Rent shall not constitute a default thereunder or hereunder if Landlord shall have consented to such non-compliance.

(iv) Conditions for Landlord's Approval. In the event that Landlord does not exercise its option provided to it pursuant to Section 16(b)(i) above and provided that Tenant is not in default of any of Tenant's obligations under this Lease as of the time of Landlord's consent, and as of the effective date of the proposed assignment or commencement date of the proposed sublease, Landlord's consent (which must be in writing and form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld, provided and upon condition that:

(1) Tenant shall have complied with the provisions of Section 16(b)(i) above and Landlord shall not have exercised its option under said Section 16(b)(i) within the time permitted therefor;

(2) In Landlord's sole but reasonable judgment the proposed assignee or subtenant is engaged in a business or activity, and the Leased Property will be used for the Permitted Use, and will not violate any negative covenant as to use contained in any other lease of space in the Building;

(3) The proposed assignee or subtenant is a reputable person or entity of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with proof thereof reasonably acceptable to Landlord;

(4) The proposed assignee or sublessee is not a person with whom Landlord is then negotiating to lease space in the Building or any other property owned by Landlord an affiliate of Landlord;

(5) The form of the proposed sublease or instrument of assignment shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 16;

(6) Any sublease shall be a sublease for either (x) all of the Leased Property, (y) all of the lower level and ground floor portion of the Leased Property, or (z) all of the second floor portion of the Leased Property;

(7) The amount of the aggregate rent to be paid by the proposed subtenant is not less than the then current market rent per rentable square foot for the Leased Property as though the Leased Property were vacant, and the rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord pursuant to Section 16(b)(i) above;

(8) Tenant shall reimburse Landlord on demand for the costs that may be incurred by Landlord in connection with said assignment or sublease, including without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant and the reasonable legal costs incurred in connection with the granting of any requested consent;

(9) Tenant shall not have advertised or publicized in any way the availability of the Leased Property without prior notice to Landlord, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental or list the Leased Property for subletting or assignment with a broker, agent or representative other than the agent as may be designated by Landlord;

(10) The proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York State;

(11) The proposed assignee or sublessee concurrently with the delivery of the assignment or sublease agreement, as the case may be, delivers to Landlord such additional security as Landlord may reasonably request based on, among other things, the financial worth and business experience of such proposed assignee or subtenant (but in no event less than an amount equal to two (2) months' Fixed Rent payable by Tenant hereunder during the last year of the Lease term), to be held by Landlord as additional security in accordance with this Lease. In addition, the principals of the proposed assignee or subtenant, as the case may be, shall deliver a "good guy" guaranty in favor of Landlord in form and substance reasonably satisfactory to Landlord;

(12) The proposed assignee or sublessee, concurrently with the delivery of the assignment or sublease agreement, as the case may be, delivers to Landlord a mutually certified statement of the full extent of the consideration, if any, to be paid to Tenant by the assignee or the sublessee for or by reason of such assignment or sublease, as the case may be, (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property); and

(13) The Guarantor (as defined below) shall remain fully liable under the Guaranty (as defined below).

(v) Reactivation of Termination Option. In the event that (i) Landlord fails to exercise its option under Section 16(b)(i) above and consents to a proposed assignment or

sublease, and (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within forty five (45) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Section 16(a) above before assigning this Lease or subletting the Leased Property.

(vi) Sublease Provisions. With respect to each and every sublease or subletting permitted by Landlord under the provisions of this Lease, it is further agreed that:

(1) No subletting shall be for a term ending later than one (1) day prior to the Expiration Date of this Lease;

(2) No sublease shall be delivered, and no subtenant shall take possession of the Leased Property, until an executed counterpart of such sublease has been delivered to Landlord;

(3) Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (a) be liable for any previous act or omission of Tenant under such sublease, (b) be subject to any counterclaim, offset or defense not expressly provided in such sublease and that theretofore accrued to such subtenant against Tenant, or (c) be bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month's Fixed Rent. The provisions of this Article 16 shall be self-operative and no further instrument shall be required to give effect to this provision.

(4) If any Laws require that any asbestos or other hazardous material contained in or about the Leased Property be dealt with in any particular manner in connection with any alteration of the Leased Property, then it shall be the subtenant's obligation, at the subtenant's expense, to deal with such asbestos or any other hazardous material in accordance with all such Laws.

(5) Each subletting pursuant to this Article 16 shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to any subtenant and/or acceptance of Fixed Rent or Additional Rent by Landlord from any subtenant, (x) the Guarantor shall remain fully liable under the Guaranty, (y) Tenant shall remain fully liable for the payment of the Rent due and to become due hereunder and the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed, and (z) all acts and omissions of any licensee or subtenant, or anyone claiming under or through any subtenant, that shall be in violation of any of the obligations of this Lease shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Leased Property by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article 16. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise its option under Section 16(b)(i), Tenant shall indemnify, defend and

hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee.

(vii) Profits. If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as Additional Rent the following sums:

(1) In the case of an assignment through and including the twentieth (20th) Lease Year of the Term, an amount equal to twenty percent (20%) of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns), and, provided that Tenant shall have provided to Landlord evidence reasonably satisfactory to Landlord of the hard costs of the construction of the Initial Development, less the unamortized (on a straight line basis over twenty (20) years) hard costs of the construction of the Initial Development;

(2) In the case of an assignment after the twentieth (20th) Lease Year of the Term, an amount equal to fifty percent (50%) of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns);

(3) in the case of a sublease through and including the twentieth (20th) Lease Year of the Term, twenty percent (20%) of any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant that is in excess of the Rent accruing during the term of the sublease in respect of the sublease space pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns), and, provided that Tenant shall have provided to Landlord evidence reasonably satisfactory to Landlord of the hard costs of the construction of the Initial Development, less the unamortized (on a straight line basis over twenty (20) years) hard costs of the construction of the Initial Development; and

(4) in the case of a sublease after the twentieth (20th) Lease Year of the Term, twenty percent (20%) of any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant that is in excess of the Rent accruing during the term of the sublease in respect of the sublease space pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns)

The sums payable under subsection 16(b)(vii)(3) and (4) shall be paid to Landlord as and when payable by the subtenant to Tenant.

(viii) Assumption by Assignee. Any assignment or transfer of this Lease shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in this Article 16 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Rent and for the other obligations of this Lease on the part of Tenant to be performed or observed and the Guarantor shall remain fully liable under the Guaranty.

(ix) Liability by Tenant. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time, or modifying any of the obligations, of this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease. In no event shall any assignment of this Lease or sublease of all or any portion of the Leased Property, whether or not in violation of the terms and conditions of this Article 16, shall release Tenant of any liability hereunder or release Guarantor or any liability under the Guaranty.

(x) Re-entry by Landlord. If Landlord shall recover or come into possession of the Leased Property before the date herein fixed for the termination of this Lease, Landlord shall have the right, at its option, to take over any and all subleases or sublettings of the Leased Property or any part thereof made by Tenant and to succeed to all the rights of said subleases and sublettings or such of them as it may elect to take over. Tenant hereby expressly assigns and transfers to Landlord such of the subleases and sublettings as Landlord may elect to take over at the time of such recovery of possession, such assignment and transfer not to be effective until the termination of this Lease or re-entry by Landlord hereunder or if Landlord shall otherwise succeed to Tenant's estate in the Leased Property, at which time Tenant shall upon request of Landlord, execute, acknowledge and deliver to Landlord such further instruments of assignment and transfer as may be necessary to vest in Landlord the then existing subleases and sublettings. Every subletting hereunder is subject to the condition and by its acceptance of and entry into a sublease, each subtenant thereunder shall be deemed conclusively to have thereby agreed from and after the termination of this Lease or re-entry by Landlord hereunder of or if Landlord shall otherwise succeed to Tenant's estate in the Leased Property, that such subtenant shall waive any right to surrender possession or to terminate the sublease and, at Landlord's election, such subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord, as its Landlord, under all of the then executory terms of such sublease, except that Landlord shall not be liable for any previous act, omission or negligence of Tenant under such sublease, be subject to any counterclaim, defense or offset not expressly provided for in such sublease, which theretofore accrued to such subtenant against Tenant, be

bound by any previous modification or amendment of such sublease or by any previous prepayment of more than one month's rent and additional rent, which shall be payable as provided in the sublease, or be obligated to perform any work in the subleased space or the Building or to prepare them for occupancy beyond Landlord's obligations under this Lease, and the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed automatically upon and as a condition of occupying or using the Leased Property or any part thereof, to have given a waiver of the type described in and to the extent and upon the conditions set forth in this Article 16.

(xi) Notwithstanding anything to the contrary contained in this Lease, Tenant may, after prior written notice to Landlord, without obtaining Landlord's prior written consent, assign or transfer its entire interest in this Lease (collectively, "Transfer") to Guarantor; provided, however, that Tenant shall have no such right to Transfer pursuant to this section unless: (i) Tenant delivers proof reasonably satisfactory to Landlord that Guarantor shall have, immediately after the Transfer, a net worth equal to or greater than that shown on the Consolidated Financial Statements for the Years Ended December 31, 2017 and 2016 and Report of Independent Registered Public Accounting Firm dated march 14, 2018 prepared by Friedman LLP; and (ii) the provisions of Section 16(b)(viii) above shall be satisfied.

17. SUBORDINATION; NON-TERMINABILITY OF LEASE

(a) Subordination.

This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to all ground leases, master leases, overriding leases and underlying leases, party wall agreements, reciprocal easements and operating agreements, façade and/or open space easements and other matters of record affecting the Land, the Building, and/or that portion of the Building of which the Leased Property are a part, now or hereafter existing, and to all mortgages and assignments of leases and rents (each such mortgage or assignment is hereinafter referred to as a "mortgage") that may now or hereafter affect the Land and/or the Building and/or that portion of the Building of which the Leased Property are a part and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section 12(a) shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors-in-interest may reasonably request to evidence such subordination; and if Tenant fails to execute, acknowledge or deliver any such instruments within ten (10) business days after Landlord's written request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such instruments for and on behalf of Tenant. Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called "**Superior Lease**" and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called "**Superior Lessor**"; and any mortgage to which this Lease is, at the time referred to, subject and subordinate is herein called "**Superior Mortgage**" and the

holder of a Superior Mortgage is herein called "**Superior Mortgagee**". If any Superior Mortgagee or Superior Lessor requires one or more modifications to this Lease and the requested modifications do not materially and adversely modify Tenant's rights and obligations under this Lease, Tenant shall execute whatever documentation shall be required by such Superior Mortgagee or Superior Lessor to effect the modifications and to return such documentation to Landlord within five (5) days of the date such documentation shall be delivered, it being understood and agreed that Tenant's failure to execute and return such documentation to Landlord within such seven day period shall constitute a default under this Lease. Notwithstanding the foregoing, in the event that Landlord shall enter into a Superior Mortgage or a Superior Lease, the subordination provided for in this Section 17(a) shall be conditioned on the delivery by the applicable Superior Mortgagee or Superior Lessor to Tenant of a non-disturbance agreement in such Superior Mortgagee's or Superior Lessor's standard form thereof.

(b) Non-Terminability of Lease.

(i) Tenant's Interest Not Transferable. Neither Tenant's interest in this Lease, nor any estate hereby created in Tenant nor any interest herein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided pursuant to the United States Bankruptcy Code or any state bankruptcy, insolvency or similar statute, as amended from time to time (the "Bankruptcy Code").

(ii) Termination. In the event the interest or estate created in Tenant hereby shall be taken in execution or by other process of law, or if any guarantor of Tenant's obligations under this Lease or its or their executors, administrators or assigns, if any, shall be adjudicated insolvent or bankrupt pursuant to the provisions of any State Act or the Bankruptcy Code or if Tenant is adjudicated insolvent by a court of competent jurisdiction other than the United States Bankruptcy Court, or if a receiver or trustee of the property of Tenant or any Tenant's guarantor shall be appointed by reason of the insolvency or inability of Tenant or said guarantor to pay its debts, or if any assignment shall be made of the property of Tenant or any guarantor for the benefit of creditors, then and in any such events, this Lease and all rights of Tenant hereunder shall automatically cease and terminate with the same force and effect as though the date of such event were the date originally set forth herein and fixed for the expiration of the Lease Term, and Tenant shall vacate and surrender the Leased Property but shall remain liable as hereinafter provided.

(iii) Tenant's Obligation to Avoid Creditors' Proceedings. Tenant or any guarantor aforesaid shall not cause or give cause for the appointment of a trustee or receiver of the assets of Tenant or such guarantor and shall not make any assignment for the benefit of creditors, or become or be adjudicated insolvent. The allowance of any petition under any insolvency law except under the Bankruptcy Code or the appointment of the trustee or receiver of Tenant or any guarantor or of the assets of either of them, shall be conclusive evidence that Tenant caused, or gave cause therefor, unless such allowance of the petition, or the appointment of the trustee or receiver, is vacated within thirty (30) days after such allowance or appointment. Any act described in this 0 shall be deemed a material breach of Tenant's obligations hereunder and an event of default, and this Lease shall thereupon automatically terminate. Landlord does, in addition, reserve any and all other remedies provided in this Lease or at law or in equity.

(iv) Rights and Obligations Under the Bankruptcy Code. Upon filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and/or as debtor in possession, and any trustee who may be appointed agree as follows: to perform each and every obligation of Tenant under this Lease including, but not limited to, the manner of conduct of Tenant's business as provide in this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Leased Property an amount equal to all Rent otherwise due pursuant to this Lease; to reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within one hundred twenty (120) days (or such shorter time as Landlord, in its sole discretion, may deem reasonable so long as notice of such period is given) of the filing of the petition under any other chapter; to give Landlord at least forty-five (45) days prior written notice of any proceeding relating to any assumption of this Lease; to give at least thirty (30) days prior written notice of any abandonment of the Leased Property, any such abandonment to be deemed a rejection of this Lease; to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code; to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

(v) No Waiver. No default of this Lease by Tenant, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Landlord.

(vi) Other Obligations. Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment are the following: the cure of any monetary defaults and the reimbursement to Landlord of pecuniary loss within no more than thirty (30) days of assumption and/or assignment; the deposit of an additional sum of money with Landlord equal to six (6) months' Rent, to be held as a security deposit to the extent permitted by the Bankruptcy Code or by an appropriate United States Bankruptcy Court; the use of the Leased Property only as set forth in this Lease and the quality, quantity and/or lines goods or services required to be offered remaining unchanged; the reorganized debtor or assignee of such debtor in possession or of Tenants' trustee demonstrating in writing that it has sufficient background including, but not limited to substantial experience and financial ability to operate out of the Leased Property in the manner contemplated in this Lease and meeting all other reasonable criteria of Landlord as did Tenant upon execution of this Lease; the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and, the Leased Property, at all times, remaining a single unit with no physical changes of any kind being made to the Leased Property unless in compliance with the applicable provisions of this Lease.

18. RIGHT TO PERFORM COVENANTS OF TENANT

(a) Tenant's Default

. If Tenant shall be in default under this Lease beyond any applicable notice and grace periods, Landlord may cure the same at the expense of Tenant in the case of emergency or

in case such default will result in a violation of law, a cancellation of an insurance policy maintained for the Building, or damage to the Building or to space leased to another tenant of the Building, immediately and without notice and in any other case, if such default continues after fifteen (15) days from the date that Landlord gives Tenant notice of Landlord's intention to so perform the same (the "**Cure Period**"); provided, that if a default cannot with due diligence be cured within fifteen (15) days from the date of such notice for causes beyond Tenant's reasonable control, the Cure Period shall be deemed extended (for a period not to exceed thirty (30) days in the aggregate) if immediately upon the receipt of such notice, Tenant advises Landlord of Tenant's intention to institute all steps necessary to cure such default and Tenant institutes and thereafter diligently prosecutes to completion all steps necessary to cure the same.

(b) Payments

. Bills for all reasonable costs and expenses incurred by Landlord in connection with any performance by it under this Section 18 shall be payable within twenty (20) days after notice of the amount thereof together with annual interest thereon at eighteen (18%) percent and shall be deemed Additional Rent hereunder.

(c) Additional Rent

. If any cost, expense, charge, amount or sum (other than Fixed Rent) payable by Tenant as provided in this Lease is not paid when due, the same shall be due and payable by Tenant as Additional Rent hereunder and Landlord shall have the same remedy for failure to pay Additional Rent as it has for the failure to pay Fixed Rent.

19. ESTOPPEL CERTIFICATES

Tenant shall, upon not less than seven (7) days' prior notice, execute, acknowledge and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Rent has been paid in advance, stating whether or not to the best knowledge of Tenant, Landlord is in default under this Lease, and if so, specifying such default and/or certifying to such other matters with respect to this Lease as may be reasonably requested. Tenant hereby irrevocably constitutes and appoints Landlord as attorney in fact for Tenant to execute any such instrument for an on behalf of Tenant if Tenant fails to timely execute and deliver same to Landlord. Any such certificate may be relied upon by any third party, prospective purchaser or mortgagee of the Leased Property or any part thereof.

20. CONDITIONAL LIMITATION

(a) Conditional Limitation. This Lease and the term and estate hereby granted are subject to the limitation that:

(i) in case Tenant shall default in the payment of any Rent on any date upon which the same becomes due or Tenant shall refuse to take possession of the Leased Property upon delivery of possession or shall vacate the Leased Property and permit same to remain

unoccupied and unattended and any such defaults shall continue for five (5) days after Landlord shall have given to Tenant a notice specifying such default (which notice, in the event of a default of any monetary term of this Lease, shall not be required to be given more than twice in any Lease Year), or

(ii) in case Tenant shall default in the keeping, observance or performance of any covenant or agreement (other than a default of the character referred to in paragraphs (i) or (ii) of this Section 20(a)), and if such default shall continue and shall not be cured within fifteen (15) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default that, for causes beyond Tenant's reasonable control, cannot with due diligence be cured within such period of fifteen (15) days, if Tenant (x) shall not, promptly upon the giving of such notice, advise Landlord of Tenant's intention duly to institute all steps necessary to cure such default and (y) shall not duly and promptly institute and thereafter diligently prosecute to completion all steps necessary to cure the same (within 30 days of Landlord providing the notice set forth herein), then, in any of such cases set forth in subparagraph (i), subparagraph (ii), or this subparagraph (iii) of Section 20(a) above, Landlord shall, in addition to any other remedies available to it at law or in equity, be entitled to give to Tenant a notice of intention to end the term of this Lease at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the term and estate hereby granted shall terminate upon the expiration of such three (3) days with the same effect as if the last of such three (3) days were the expiration date of the term of this Lease, but Tenant shall remain liable for damages as provided herein or pursuant to law. For the avoidance of doubt, the parties acknowledge that the 3-day notice of intention to end the term of this Lease is not an additional period within which Tenant may cure the specified default.

(b) Legal and Other Costs.

Tenant acknowledges that if Tenant shall fail to timely comply with any and all of its obligations under this Lease, Landlord will incur unanticipated legal and other costs in the preparation and service of a notice advising Tenant of such failure, and that $1,000 is a reasonable estimate of such costs. Tenant shall pay such sum as Additional Rent (in addition to any other sums required hereunder) within seven (7) days of the date of any such notice Landlord shall deliver to Tenant.

21. RE-ENTRY BY LANDLORD; DAMAGES; END OF TERM

(a) Re-entry by Landlord

. If this Lease shall terminate in accordance with the conditional limitation set forth in Section 20(a) or if the Term of this Lease shall expire under Section 3 (as such Term may be extended), Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter into or upon the Leased Property and dispossess Tenant therefrom, or any part thereof, either by summary dispossession proceedings, by any lawful action or proceeding at law.

(b) Damages

. In the event of a termination of this Lease, Tenant shall pay to Landlord, as damages, at the election of Landlord, sums equal to the aggregate of all Additional Rent that would have been payable by Tenant had this Lease not terminated, payable upon the due dates therefor specified herein until the date hereinbefore set forth for the expiration of the Term; provided, however, that if Landlord shall relet all or any part of the Leased Property for all or any part of the period commencing on the day following the date of such termination and ending on the date hereinbefore set forth for the expiration of the Term, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, when received, net of expenses incurred or paid by Landlord in terminating this Lease and re-entering the Leased Property and securing possession thereof, as well as the expenses of reletting, including altering and preparing the Leased Property for new tenants, brokers' commissions, and all other expenses properly chargeable against the Leased Property and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further, that in no event shall Landlord have any obligation to relet the Leased Property or any part thereof or be liable for refusal or failure to collect any rent due upon such reletting; in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this paragraph to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, and if the Leased Property or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

(c) <u>Rent Acceleration</u>

. As an alternative to the remedy set forth in Section 21(b), Landlord may recover from Tenant, as damages, in addition to any unpaid Rent accrued to the date of such termination, an amount equal to the difference, for the unexpired portion of the term hereof, between: the aggregate of all Rent reserved hereunder; and the then fair and reasonable rental value of the Leased Property, both discounted at the rate of four (4%) percent per annum to present worth. However, nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by the statute or rule in effect at the time when, and governing the proceedings in which such damages are to be proved, whether such amount be greater, equal to, or less than the amount of the difference referred to above. In determining the reasonable value of the Leased Property, the Rent realized by re-letting, if such re-letting be accomplished within a reasonable time after such dispossession or termination, shall be deemed prima facie to be the reasonable rental value. The terms of this Section 21(c) shall expressly survive the termination of this Lease.

(d) <u>Other Remedies</u>

. Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

(e) Right to Injunction. In the event of a breach or threatened breach on the part of either party with respect to any of the covenants or agreements on the part of or on behalf of the other to be kept, observed or performed, Landlord or Tenant shall also have the right of injunction. The specified remedies to which either party may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may lawfully be entitled at any time, and such party may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for. Tenant agrees that if Landlord has delivered a notice to cure pursuant to 0 and Tenant seeks a Yellowstone injunction or other preliminary injunction to extend and/or toll the cure period during the pendency of litigation to determine the propriety of the notice to cure or the existence of an alleged default, Tenant shall be required to pay Rent and Additional Rent to Landlord, without prejudice and as if such dispute did not exist, as a condition to obtaining such extension or tolling of the cure period. The failure to make such payments shall be an independent default subject to 0. Any such payments shall be without prejudice to the court's determination that Landlord shall be required to refund or credit to Tenant all or some of such payments.

(f) Certain Waivers. Tenant waives and surrenders all right and privilege that it might have under or by reason of any present or future law to redeem the Leased Property or to have a continuance of this Lease for the term hereof after Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matters whatsoever arising out of or in any way connected with this Lease or Tenant's use or occupancy of the Leased Property.

22. NOTICES

. Any notice, consent, approval, agreement, certification, request, bill, demand, statement, acceptance or other communication hereunder (a "**Notice**") shall be in writing and shall have been duly given or furnished if delivered in person, mailed or dispatched in the United States mail, postage prepaid, registered or certified mail, return receipt requested, or by a recognized national courier service such as Federal Express for next business day delivery, addressed to the party to which the same is to be delivered or given, in all cases, at such party's address(es) as set forth below or to such other address or addressee as said party may designate by a notice given pursuant hereto. All notices, demands and requests shall be effective upon receipt, if delivered in person; three (3) business days after being deposited in the United States mail; or one (1) business day after being deposited with the recognized national air courier service as required above. Rejection or other refusal to accept or inability to deliver because of changed address of which notice was not given as required herein shall be deemed to be receipt of the notice, demand or request sent. Any notices hereunder shall for all purposes be deemed to have been sent by Landlord or Tenant, as applicable, if sent by such respective party's attorney. Notwithstanding anything contained in the Lease to the contrary, bills and statements issued by Landlord may be sent by regular first class mail or email, without copies to any other party. This notice provision has been specifically negotiated between the parties hereto.

All notices sent to Landlord or Tenant shall be sent to the addresses set forth in the preamble of this Lease.

with a copy of any notice to Landlord to be sent to:

Mermel Associates PLLC
One Hollow Lane, Suite 303
Lake Success, New York 11042
Attention: Mark D. Mermel, Esq.
Email: mark@mermellaw.com

with a copy of any notice to Tenant to be sent to:

Ye & Associates, P.C.
135-15 40th Road, Suite 402
Flushing, New York 11354

23. MISCELLANEOUS

(a) Limitation of Landlord's Liability

. The covenants and agreements on the part of Landlord to be performed under this Lease shall be binding upon Landlord herein named only for so long as Landlord retains an interest in the Leased Property and shall not survive the transfer of its interest in the Leased Property, and in the event of such transfer such covenants and agreements shall thereafter be binding upon each transferee of such interest, but only with respect to the period beginning with the date of such transfer and ending with the date of subsequent transfer of such interest. Notwithstanding any other provision in this Lease to the contrary, Tenant shall look solely to Landlord's interest in the Leased Property for the recovery of any judgment against Landlord and in no circumstances shall Landlord or any partner, member, manager, shareholder, officer or director be personally liable nor shall Tenant have recourse to any other assets of Landlord for satisfaction of any claim Tenant may have against Landlord.

(b) Entire Agreement

. This Lease contains all of the agreements and understandings relating to the leasing of the Leased Property and the obligations of Landlord and Tenant in connection therewith and neither party nor any agent or representative of either thereof has made or is making, and neither party in executing and delivering this Lease is relying upon, any warranties or representations, except to the extent set forth in this Lease. All understandings and agreements heretofore made between Landlord and Tenant relating to the leasing of the Leased Property are merged in this Lease, which alone fully and completely expresses their agreement. Any exhibits annexed to this Lease are hereby incorporated herein and made a part hereof. Landlord and Tenant specifically acknowledge that they have had the opportunity to consult counsel of their choosing with respect to the negotiation of this Lease and the rights and obligations set forth herein. Any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Lease, or to any schedules or exhibits hereto.

(c) No Waiver, Etc.

The failure of Landlord or Tenant to insist in any instance upon the strict keeping, observance or performance of any covenant or agreement contained in this Lease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or agreement, but the same shall continue and remain in full force and effect. No waiver by either Landlord or Tenant of any covenant or agreement contained in this Lease shall be deemed to have been made unless set forth in a writing executed by the party whose rights are being waived. No surrender of possession of any part of the Leased Property shall release Tenant from any of its obligations hereunder unless accepted by Landlord. The receipt and retention by Landlord, and the payment by Tenant, of Rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach by either Landlord or Tenant.

(d) Oral Modification

. This Lease sets forth the entire agreement between the parties, superseding all prior agreements and understandings, written or oral, and may not be altered or modified except in writing and signed by both parties.

(e) Surrender and Holding Over

. Tenant shall deliver up and surrender to Landlord possession of the Leased Property upon the expiration or earlier termination of the Lease Term, broom clean, free of debris and Tenant's personal property, in good order, condition and state of repair (excepting ordinary wear and tear) and shall deliver the keys, access codes and card at the office of Landlord. If not sooner terminated as herein provided, this Lease shall terminate at the end of the Lease Term without the necessity of notice from either Landlord or Tenant to terminate the same; Tenant hereby waiving notice to vacate the Leased Property and agreeing that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of Leased Property from a tenant holding over to the same extent as if statutory notice had been given. If Tenant or any party claiming under Tenant remains in possession of the Leased Property, or any part thereof, after any termination of this Lease, no tenancy or interest in the Leased Property shall result therefrom, unless Landlord elects as hereinafter provided, but such holding over shall be an unlawful detainer and all such parties shall be subject to immediate eviction and removal. If Tenant or any party claiming under Tenant remains in possession of the Leased Property, or any part thereof, after any termination of this Lease, Landlord may, in addition to its other rights, elect at its sole option and discretion to treat such holding over by Tenant as the creation of a monthtomonth tenancy subject to all of the terms, covenants and conditions as are set forth in this Lease insofar as the same are applicable to a monthtomonth tenancy, except that the monthly Fixed Rent for each month (or portion thereof) of such holdover, shall be one hundred fifty (150%) percent of the aggregate sum of the monthly Fixed Rent payable in the last year of the Lease Term and the average monthly amount of all other Additional Rent and other charges paid by Tenant in the last year of the Lease Term for the first sixty (60) days of any such holdover, and two hundred percent (200%) of such sum thereafter. In the event Tenant or any party claiming under Tenant shall holdover, and if Landlord incurs any expense in removing Tenant, any subtenant, or any other person holding by, through, or under Tenant or any subtenant, who has failed to so surrender the Leased Property or any part thereof, Tenant shall reimburse Landlord as Additional Rent (x) for the cost and expense

(including, without limitation, reasonable attorneys' fees, disbursements and court costs) of removing such subtenant or such person and (y) any and all damages in connection with the loss of any future tenant, and such obligation shall survive the expiration or earlier termination hereof.

(f) Severability

. If any covenant or agreement of this Lease or the application thereof to any person or circumstance shall be held to be invalid or unenforceable, then and in each such event the remainder of this Lease or the application of such covenant or agreement to any other person or any other circumstance shall not be thereby affected, and each covenant and agreement hereof shall remain valid and enforceable to the fullest extent permitted by law.

(g) Attorneys' Fees

. Whenever any default, request or inaction by Tenant causes Landlord to engage an attorney and/or incur any other expense, and in any action or proceeding that Landlord may prosecute or defend to enforce or defend its rights hereunder, Tenant shall pay all reasonable out-of-pocket costs incurred by Landlord, including reasonable attorneys' fees to be fixed by the court, and such costs and attorneys' fees shall be made a part of the judgment such action. If Landlord commences any detainer suit, summary proceedings or other action seeking possession of the Leased Property, Tenant agrees not to interpose by consolidation of actions, removal to chancery or otherwise, any counterclaim, claim for set-off, recoupment or deduction of Rent, or other claim seeking affirmative relief of any kind (except a mandatory or compulsory counterclaim which Tenant would forfeit if not so interposed).

(h) Broker

. Tenant hereby warrants to Landlord that Tenant has not employed or dealt with a broker, agent or finder in connection with this Lease other than Robert K. Futterman & Associates and Compass Real Estate (collectively, "**Broker**"). Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys' fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof, which Landlord may incur by reason of any claim of or liability to any broker, finder or like agent (other than Broker) arising out of any dealings claimed to have occurred between Tenant and any claimant in connection with this Lease, and/or the above representation being false.

(i) Successors and Assigns

. The covenants and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, their respective successors and assigns and all persons claiming by, through or under them.

(j) Consent.

In the event that it is provided in this Lease that the exercise of any right by, or performance of any obligation of, Tenant shall be subject to the consent or approval of Landlord, and that the consent or approval of Landlord shall not be unreasonably withheld or delayed, then in any case in which Landlord shall withhold or delay its consent, such determination by Landlord shall be conclusive upon Tenant, unless Tenant shall, within thirty (30) days after Notice from Landlord of its determination, elect to have this matter submitted for determination to a Court of competent jurisdiction or for expedited arbitration pursuant to the rules of the American Arbitration Association, which such submission shall be the sole remedy of Tenant for any such withholding of consent or approval by Landlord. In the event that any matter shall be submitted by Tenant pursuant to the provisions of this Section, the sole issue shall be the determination as to whether the withholding of consent or approval by Landlord shall have been reasonable or unreasonable, and in the event that a determination shall be made that the withholding of consent or approval by Landlord was unreasonable, then the decision shall annul such withholding of consent or approval, such annulment being the sole remedy of Tenant; it being the intention of the parties hereto (as to which they are conclusively bound) that in no event shall any such withholding or delay of consent or approval by Landlord, or any decision with respect thereto: impose any financial liability upon or result in any damages being recoverable from Landlord; and/or create any right cognizable or remedy enforceable in favor of Tenant and against Landlord in law or equity or under any special statutory proceeding or at all; provided, however, that any such decision may also provide for an assessment of the costs of the proceeding with respect thereto as between Landlord and Tenant. Any consent or approval required of Landlord in any provision of this Lease may be withheld by Landlord in its sole and absolute discretion unless the provision requiring such consent or approval specifically states that Landlord shall not withhold such consent or approval unreasonably.

(k) Postponement of Performance

. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reasons of strikes, labor troubles, inability to procure labor or materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, Acts of God, fire or other casualty, condemnation or other reason of a similar or dissimilar nature beyond the reasonable control of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, after the Commencement Date, which date shall be subject to a delay occasioned by the above causes, nothing contained in this Section shall operate to excuse Tenant from the prompt payment of Rent or any other payments or charges required by the terms of this Lease, or shall operate to extend the Lease Term. Delays or failures to perform resulting from lack of funds shall not be deemed delays beyond the reasonable control of a party.

(l) Express Provision to the Contrary

. If any provision of this Lease shall conflict in any respect with any law, statute, rule or regulation of any governmental or quasi-governmental authority having jurisdiction, then in such respect the provisions of this Lease shall govern and control in lieu thereof and shall be deemed to be express provisions to the contrary of any such law, statute, rule or regulation.

(m) No Air Rights

. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by the provisions of this Lease. If at any time any windows of the Leased Property are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Property, Landlord shall have no liability therefor and Tenant shall not be entitled to any reduction or diminution of Tenant's obligations under this Lease.

(n) Information Requests

. Tenant shall, within ten (10) days after Landlord's request, provide Landlord or its agent with all information reasonably requested by Landlord, its agent, or its or their compliance committee with respect to Tenant, Guarantor and Tenant's affiliates, including, without limitation, its and their respective officers, directors or shareholders, including, without limitation, a certified (by Tenant's chief financial officer) statement of Tenant's sales at the Leased Property. The information requested may include, without limitation, financial condition, personal and family background, litigation, indictment, criminal proceedings and the like in which any of the aforementioned may have been involved.

(o) Offer

. The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord, but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same, which may not be withdrawn for a period of six (6) weeks after delivery to Landlord. During such period and in reliance on the foregoing, Landlord may, at Landlord's option, deposit any Security Deposit and Rent and proceed with any alterations or improvements. If Landlord shall fail to execute and mail or deliver this Lease to Tenant within such period, Tenant may revoke its offer to enter this Lease by sending notice thereof to Landlord before Landlord mails or delivers an executed copy of this Lease to Tenant. In such case, Landlord shall return any Security Deposit and Rent to Tenant. If Tenant shall seek to revoke its offer to enter this Lease in violation of the foregoing provisions, Landlord shall have the options of forfeiting and retaining any Security Deposit and Rent theretofore paid, as liquidated damages without executing and delivering this Lease to Tenant, or executing and delivering this Lease to Tenant and enforcing the same as a valid and binding lease agreement.

(p) Façade Easement

. Tenant acknowledges that Landlord may grant a façade and/or open space easement with respect to the Leased Property to an organization qualified by the Internal Revenue Service to accept such an easement, such as the Trust for Architectural Easements, and that Tenant's use of the Leased Property shall in all respects be subject to the terms of any such easement and all rules and regulations relating thereto.

(q) Counterparts

. This Lease shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. This Lease may be executed in one or more counterparts, each of which may be a so-called "pen" original, telecopy or electronic file portable data format (.PDF), each of which shall be deemed an original, and all of such counterparts shall together constitute one and the same instrument.

(r) Rule of Construction.

This Lease shall not be construed against the party preparing it but shall be construed as if both parties jointly prepared the agreement, and any uncertainty and ambiguity shall not be interpreted against any one party. Any law or regulation which provides that the language of a contract shall be construed against the drafter shall not apply to this Lease.

(s) Safety and Security.

Landlord shall have no obligation to provide any safety or security devices, services or programs for Tenant or the Leased Property and shall have no liability for failure to provide the same or for inadequacy of any measures provided. Tenant shall, at its sole cost and expense, provide all safety and security devices, services and/or programs (as Landlord in its sole discretion deems necessary) in and at the Leased Property at all times.

(t) Additional Representations.

Tenant hereby represents that (i) it has the due authority to enter into this Lease, (ii) is duly organized under the state of its formation and is qualified to conduct business in the State of New York, and (iii) any and all conditions precedent to execution of this Lease by Tenant have been satisfied.

(u) Waiver of Declaratory Judgment Action. Tenant waives its right to bring a declaratory judgement action with respect to any provision of this Lease or with respect to any notice sent pursuant to the provisions of this Lease. Any breach of this paragraph shall constitute a breach of substantial obligations of the tenancy, and shall be grounds for the immediate termination of this Lease. It is further agreed that in the event injunctive relief is sought by Tenant and such relief shall be denied, Landlord shall be entitled to recover the costs of opposing such an application, or action, including its attorney's fees actually incurred, it is the intention of the parties hereto that their disputes be adjudicated via summary proceedings.

24. QUIET ENJOYMENT

Tenant, upon keeping, observing and performing all of the covenants and agreements of this Lease on its part to be kept, observed and performed, shall lawfully and quietly hold, occupy and enjoy the Leased Property during the term of this Lease from and against anyone claiming by, through or under Landlord.

25. LATE CHARGES

(a) If Tenant shall fail to pay all or any part of any Rent after the same shall have become due and payable, Tenant shall pay as Additional Rent hereunder to Landlord a late

charge of five ($.05) cents for each dollar of the amount of such Rent that shall not have been paid to Landlord when due. In addition to the foregoing, if Tenant fails to pay any Rent after its due date, Tenant shall pay interest thereon from the date due until the date paid at an annual rate equal to eighteen (18%) percent, and such interest shall be deemed to be Additional Rent.

(b) In the event Tenant pays any rent or other charge with a check that is, for any reason, refused for payment by the bank on which it is drawn, Tenant shall pay Landlord a $300 service charge.

(c) The late charge and service charge described above shall be payable on demand and without prejudice to any of Landlord's rights and remedies hereunder, at law or in equity, for nonpayment or late payment of rent or other sums, but shall be in addition to any such rights and remedies. No failure by Landlord to insist upon the strict performance by Tenant of Tenant's obligations to pay late charges, interests and service charges as provided in this Article shall constitute a waiver by Landlord of its right to enforce the provisions of this Section 25 in any such instance or in any instance thereafter occurring. The provisions of this Section 25 shall not be construed in any way to extend the grace periods or notice period provided for in this Lease.

26. EXCAVATIONS

SECTION 1.6

If an excavation shall be made upon land adjacent to the Leased Property, or shall **be** authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Leased Property for the purpose of doing such work as said person shall deem necessary to preserve the wall of the Building of which the Leased Property form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

27. SECURITY DEPOSIT

(a) Security Deposit. Tenant shall have deposited with Landlord, the sum of Two Hundred Thirteen Thousand Two Hundred Five and 56/100 Dollars ($213,205.56) (the "**Security Deposit**"), by Letter of Credit (as hereinafter defined) in the form as Landlord shall reasonably approve as security for the faithful performance, observance and compliance with all of the terms, covenants and conditions of this Lease on Tenant's part to perform, observe or comply with. Tenant agrees that, in the event that Tenant defaults beyond any notice and cure periods under any of the terms, covenants or conditions in this Lease on Tenant's part to observe, perform or comply with (including, without limitation, the payment of any installment of Fixed Rent or any amount of Additional Rent), Landlord may notify the Issuing Bank (as hereinafter defined) and thereupon receive all of the monies represented by the said Letter of Credit and use, apply, or retain the whole or any part of such proceeds, or both, as the case may be, to the extent required for the payment of any Fixed Rent, Additional Rent, or any other sums as to which Tenant is in default, or for any sum that Landlord may expend or may be required to expend by reason of any such default (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord). In the event that Landlord applies or

retains any portion or all of such Letter of Credit, the amount not so used, applied or retained shall continue to be treated as Tenant's Security Deposit, and Tenant shall restore the amount so applied or retained within three (3) days after Landlord's demand therefor, so that, at all times, the amount held by Landlord shall be the full amount of the Security Deposit by delivering to Landlord a substitute Letter of Credit or an amendment to the Letter of Credit. The Security Deposit may not be applied, allocated or credited by Tenant for the payment of Rent with respect to which Tenant may be in default under this Lease. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, that portion, if any, of the Letter of Credit not used, applied or retained shall be returned to Tenant after the later of (x) Expiration Date (or such earlier date upon which the Lease may terminate) and (y) delivery of possession of the Leased Property to Landlord, in accordance with, and subject to, the applicable provisions of this Lease.

(b) Letter of Credit Form. (i) The Letter of Credit (the "**Letter of Credit**") to be delivered as the Security Deposit under this Article shall be a clean, irrevocable and unconditional letter of credit issued by and drawn upon a commercial bank (hereinafter referred to as the "**Issuing Bank**") with offices for banking purposes and presentations of drafts under the Letter of Credit in the City of New York having assets of not less than One Billion Dollars ($1,000,000,000.00), which Letter of Credit shall have a term of not less than one year, be automatically renewable, be in a form approved by Landlord, be for the account of Landlord and be in the amount of the Security Deposit. The Letter of Credit shall provide that:

(A) The Issuing Bank shall pay to Landlord an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft in the amount to be drawn;

(B) The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one (1) year each during the Term of this Lease, unless the Issuing Bank sends written notice (hereinafter called the "Non-Renewal Notice") to Landlord (with a copy to Landlord's counsel) by certified or registered mail, return receipt requested, not less than sixty (60) days prior to the then expiration date of the Letter of Credit (with an ultimate expiration no earlier than the later of (x) one hundred twenty (120) days after the Expiration Date of the Lease, or (y) the date that Tenant vacates the Leased Property), that it elects not to have such Letter of Credit renewed; and

(C) The Letter of Credit shall be transferable by the beneficiary thereof, without charge, and any failure of Tenant, or any of its successors or assigns as permitted under this Lease, to pay the transfer charges shall not affect the beneficiary's ability to transfer the Letter of Credit; the Letter of Credit may be transferred as aforesaid from time to time, by the then beneficiary under the Letter of Credit; to effectuate a transfer under the Letter of Credit, the beneficiary must notify the Issuing Bank in writing signed by an authorized signatory of beneficiary, of the name and address of the transferee and of the effective date of the transfer and any other reasonable information required by the Issuing Bank; and upon the Issuing Bank's receipt of such writing, the Issuing Bank will issue an amendment to the Letter of Credit that changes the name and address of the beneficiary hereof and shall deliver the original of such amendment to the new beneficiary/transferee and a copy thereof to the prior beneficiary/transferor.

(ii) In the event that the Issuing Bank sends a Non-Renewal Notice, Tenant shall have three (3) business days from the date of issuance thereof to provide Landlord with a substitute Letter of Credit which meets the requirements of this Article. In the event that Tenant fails within such period to provide Landlord with a substitute Letter of Credit, Landlord shall have the right, exercisable in accordance with this Article and without any notice to Tenant or the Guarantor, draw down on the Letter of Credit, which moneys shall be held by Landlord as a cash deposit subject to Landlord's right to use such cash funds, at Landlord's sole option, for purposes of having issued, on Tenant's behalf, a substitute Letter of Credit.

(iii) Tenant shall pay, as additional rent hereunder, for all of Landlord's reasonable, out-of-pocket costs and expenses (including, without limitation, reasonable attorney fees) incurred in connection with Landlord's review and/or negotiation of any Letter of Credit, amendment or replacement thereof submitted to Landlord pursuant to this Article.

(c) Transfer. In the event of a sale or transfer of the Leased Property or the then Landlord's interest therein or a leasing by the then Landlord of any of same, Landlord shall have the right, at no cost or expense to Landlord, to transfer or assign such Letter of Credit to the vendee, transferee or lessee, and Landlord shall notify Tenant, by certified mail, return receipt requested, of such sale, transfer or lease, together with the name and address of such vendee, transferee or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such Letter of Credit. In such event, Tenant agrees to look solely to the new landlord for the return of said Letter of Credit. In connection with the foregoing, Tenant shall cooperate with Landlord and such vendee, transferee or lessee in connection with the transfer or assignment of such Security Deposit including, without limitation, executing and delivering, within ten (10) days after demand therefor, any and all instruments, certificates, agreements or other documents that Landlord, such vendee, transferee or lessee the Issuing Bank may reasonably require.

(d) No Assignment. Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the Security Deposit, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

(e) Replacement. In the event that at any time during the Term of this Lease, the Issuing Bank files for protection under any chapter of the United States Bankruptcy Code or the bankruptcy code of the state or county of its formation or is seized by the appropriate regulatory authorities of the State of New York, the United States or the state or nation of its formation and as a result thereof is incapable of or unable to, or prohibited from honoring the then existing Letter of Credit (hereinafter referred to as the "**Existing L/C**") then, upon the happening of the foregoing, Landlord may send written notice to Tenant (hereinafter referred to as the "Replacement Notice") requiring Tenant within sixty (60) days to replace the Existing L/C with a new letter of credit (hereinafter referred to as the "**Replacement L/C**") from an Issuing Bank meeting the qualifications described in this Article. Upon receipt of a Replacement L/C meeting the qualifications of this Section, Landlord shall simultaneously return the Existing L/C to Tenant. In the event that a Replacement L/C meeting the qualifications of this Section is not received by Landlord within the time specified, the Existing L/C may be presented for payment by Landlord and the proceeds thereof shall be held by Landlord in accordance with this Article.

(f) Issuing Bank Credit Rating. In the event that the Issuing Bank's credit rating is reduced below P-2 (or equivalent) by Moody's Investors Service, Inc. or below A-2 (or equivalent) by Standard Poor's Corporation (the "**Minimum Rating Requirement**"), then Landlord shall have the right to require that Tenant obtain from a different issuer a Replacement L/C that complies in all respects with the requirements of this Section 27, and Tenant's failure to obtain such a Replacement L/C within thirty (30) days following Landlord's written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord to immediately draw upon the then existing Letter of Credit in whole or in part, without notice to Tenant. In the event the issuer of any Letter of Credit held by Landlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said Letter of Credit shall be deemed to not meet the requirements of this Section 27, and, within fifteen (15) days thereof, Tenant shall replace such Letter of Credit with other collateral acceptable to Landlord in its sole and absolute discretion (and Tenant's failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute an Event of Default hereunder for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid thirty (30) day period). If at any time during the Term there is no Issuing Bank that satisfies the Minimum Rating Requirement from which Tenant is able to obtain, at a commercially reasonable cost, a Replacement L/C, then Landlord may draw down the full amount of the existing Letter of Credit (unless Tenant posts cash security equal to the amount of the Security Deposit within ten (10) days after written notice that Landlord intends to draw down on the existing Letter of Credit) and retain the proceeds thereof as substitute security, subject to the provisions of this Section 27, provided that Landlord shall invest any amounts so drawn or otherwise posted by Tenant and not immediately thereafter applied to cure any default or to pay damages then due and payable in a mutual fund designated by Landlord that invests solely in U.S. Treasury bills. Following any such draw by Landlord, Tenant may, and at Landlord's option shall, obtain a Replacement L/C in the amount of the Security Deposit from a bank that satisfies the Minimum Rating Requirement and upon issuing of same to Landlord, Landlord shall return such funds drawn by Landlord, together with all interest accrued thereon in accordance with this Section 27.

(g) Notwithstanding the foregoing provisions of this Article 27, at such time as Tenant shall deliver to Landlord a copy of a permanent certificate of occupancy for the Initial Development, the Security Deposit shall be reduced to $106,602.78. Upon the delivery by Tenant to Landlord of a new Letter of Credit in such amount satisfying the requirements of this Article 17, Landlord shall return the original Letter of Credit to Tenant.

28. TAX AND ENERGY INCENTIVE PROGRAM

Should Landlord, in its sole discretion, elect to apply for any benefits under (i) The Industrial and Commercial Abatement Program of New York City (the "**ICAP**") and/or any other such incentive program, (collectively with the ICAP, the "**Incentive Programs**"):

(a) Tenant shall, in order to assist Landlord in obtaining any incentives, abatement, discounts, subsidies or refunds, promptly execute and file any necessary documents associated therewith; cause its agents to execute such applicable documents; and follow all required procedures and time lines in the execution of such documents reasonably requested by Landlord.

(b) Notwithstanding anything contained herein to the contrary, Landlord shall not be required to apply for any such Incentive Programs and has made no representations to Tenant with respect to such Incentive Programs.

29. ANTI-TERRORISM REQUIREMENTS

Tenant represents and warrants that neither Tenant nor any person who owns any direct or indirect beneficial interest in Tenant or any of them, is listed on the list maintained by the Unites States Department of the Treasury, Office of Foreign Assets Control (commonly known as the OFAC List) or otherwise qualifies as a person with whom business by a United States citizen or resident is prohibited and neither Tenant nor any person who owns any direct or indirect beneficial interest in Tenant or any of them is in violation of any to anti-money laundering or anti-terrorism statute, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56 (commonly known as the USA PATRIOT Act), and the related regulations issued thereunder, including temporary regulations, all as amended from time to time.

30. NO RECORDATION

This Lease shall not be recorded. The recordation of this Lease by Tenant shall constitute a default by Tenant under this Lease.

31. GUARANTY

Concurrently with the execution of this Lease by Tenant, and as a condition to the effectiveness hereof, Tenant has caused the Guaranty of Lease in the form annexed hereto as Exhibit G to be signed and delivered to Landlord by Guarantor.

32. CONFIDENTIALITY

Landlord covenants and agrees not to communicate the terms or any aspect of this Lease to any person or entity without the express written consent of Tenant; provided, however, that Landlord may, without consent, disclose the terms hereof (a) to its respective advisors, consultants, attorneys, accountants, and lenders (the "Transaction Parties") without the express written consent of Tenant, and (b) if disclosure is required by law or by regulatory or judicial process.

[*Signature Page Immediately Follows*]

IN WITNESS WHEREOF, Landlord and Tenant have set their hands, the day, month and year first above written.

LANDLORD:

PREMIER 273 FIFTH, LLC

By: ____________________
Name: Uzi Ben Abraham
Title: Managing member

TENANT:

ANHEART INC.

By: Jianping AN
Name: Jian Ping An
Title: C. E. O.

TENANT NOTARIZATION

STATE OF New York)
) ss.:
COUNTY OF Queens)

On the 5th day of June in the year 2018, before me, the undersigned a Notary Public in and for said state, personally appeared Jianping An, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

JING YE
Notary Public, State of New York
Registration #02YE6364824
Qualified In Nassau County
Commission Expires Sept. 25, 2021

Jing Ye
Notary Public

EXHIBIT A

Leased Property

EXHIBIT A

All that certain piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at a point on the easterly side of Fifth Avenue, distant 75 feet 5 inches northerly from the corner formed by the intersection of the easterly side of Fifth Avenue with the northerly side of 29th Street, at the center of a party wall;

RUNNING THENCE easterly parallel with 29th Street and through the center of a party wall and 100 feet;\

THENCE northerly parallel with Fifth Avenue, 26 feet;

THENCE westerly parallel with 29th Street and through the center line of a party wall, 100 feet to the easterly side of Fifth Avenue;

THENCE southerly along the easterly side of Fifth Avenue, 26 feet to the point or place of BEGINNING.

SAID PREMISES ALSO BEING KNOWN AS: 273 FIFTH AVENUE, NEW YORK, NY

EXHIBIT B

Fixed Rent

Lease Year	Annual	Monthly
1	$325,000.00	$27,083.33
2	$350,000.00	$29,166.67
3.	$375,000.00	$31,250.00
4.	$400,000.00	$33,333.33
5.	$425,000.00	$35,416.67
6.	$450,000.00	$37,500.00
7	$463,500.00	$38,625.00
8.	$477,405.00	$39,783.75
9	$491,727.15	$40,977.26
10	$506,478.96	$42,206.58
11	$521,673.33	$43,472.78
12	$537,323.53	$44,776.96
13	$553,443.24	$46,120.27
14	$570,046.54	$47,503.88
15	$587,147.94	$48,929.00
16	$604,762.38	$50,396.87
17	$622,905.24	$51,908.77
18	$641,592.40	$53,466.03
19	$660,840.17	$55,070.01
20	$680,665.38	$56,772.12
21	$803,185.15	$66,932.10
22	$827,280.70	$68,940.06
23	$852,099.12	$71,008.26
24	$877,662.09	$73,138.51
25	$903,991.95	$75,332.66
26	$931,111.71	$77,592.64
27	$959,045.06	$79,920.42
28	$987,816.41	$82,318.03
29	$1,017,450.90	$84,878.58
30	$1,047,974.43	$87,331.20

EXHIBIT C

Prohibited Uses

Notwithstanding anything to the contrary set forth in the Lease, Tenant shall (i) not conduct an auction, fire, bankruptcy, selling-out or going-out-of-business sale, other than a bona fide sale at the Premises; (ii) not keep or display any merchandise on the outside of or otherwise obstruct any portion of the Building, including, without limitation, the entrances thereto; (iii) not permit the sale or display of any obscene, pornographic, lewd, suggestive or "adult" materials or paraphernalia, including, without limitation, movies, videotapes, books, magazines or any related items, or make use of the same in any activities or advertising of Tenant or permit or conduct the operation of a "massage parlor" or any obscene, nude or semi-nude live performances at the Premises; (iv) not permit the sale or display of any paraphernalia used in the preparation or consumption of controlled substances; (v) not use or permit the use of any portion of the Premises for lodging, sleeping or any unlawful purposes or for any activity of a type which is not generally considered appropriate for similar buildings conducted in accordance with generally accepted standards of operation, (vi) not operate, or permit the operation, in the Premises of a cabaret, dance club, night club, disco, abortion clinic, massage parlor, arcade, tattoo parlor, arcade, or consulate.

EXHIBIT D

GUARANTY OF COMPLETION AND LIEN-FREE PERFORMANCE

THIS GUARANTY OF COMPLETION AND LIEN-FREE PERFORMANCE ("**Guaranty**") is made as of the 2nd day of July, 2018 in favor of PREMIER 273 FIFTH, LLC, having an address at 1151 Broadway, Suite 2S, New York, New York 10001 ("**Landlord**") by HF GROUP HOLDING CORPORATION, a North Carolina corporation having an address at 6001 West Market Street, Greensboro, North Carolina 27409 ("**Guarantor**").

WHEREAS, Landlord entered into a lease (the "**Lease**") with Anheart Inc. ("**Tenant**") dated as of July 2, 2018 for the premises located at 273 Fifth Avenue, New York, New York (the "**Premises**"); and

WHEREAS, Tenant has requested Landlord's consent to the performance of the material improvement to the Premises described in Exhibit A annexed hereto (the "**Material Improvement**"); and

WHEREAS, pursuant to the Lease, as a condition to the performance of the Material Improvement Tenant is obligated to cause to be delivered to Landlord from Guarantor a guaranty in the form hereof; and

WHEREAS, Guarantor owns a direct or indirect interest in Tenant and will derive substantial benefit from the Material Improvement; and

NOW, THEREFORE, in consideration of the substantial benefit Guarantor will derive from the Material Improvement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Guarantor hereby agrees as follows:

1. Obligations Guaranteed. Guarantor irrevocably and unconditionally guarantees to Landlord (collectively, the "**Guaranteed Obligations**") (a) the full and timely completion of the Material Improvement (collectively, the "**Work**") in strict accordance with the provisions of the Lease, all legal requirements and all related plans approved by Landlord, free and clear of any and all liens which may arise from, or in any way relate to, the Work, and (b) the full and timely payment of all contractors, subcontractors and material suppliers whose work and materials have been or may hereafter be delivered or supplied for, or incorporated into, the Work. Without limiting the foregoing, Guarantor hereby guarantees that if liens relating to, or arising out of, the performance of the Work are filed, Guarantor shall cause such liens to be removed or satisfied of record no later than (30) days after notice thereof to Guarantor, all to the reasonable satisfaction of Landlord. The foregoing obligations are effective regardless of whether Tenant has any personal liability for the Guaranteed Obligations.

2. Completion of Work. If for any reason Tenant fails to complete the Work in accordance with the terms of the Lease then, within ten (10) days after written notice from Landlord, Guarantor will immediately assume all responsibility for full completion of the Work

as required by the Lease and take such other action as Landlord may require to remedy Tenant's default. Guarantor shall be in default of this Guaranty if, in Landlord's judgment, Guarantor (a) does not assume responsibility for completion of the Work and the performance of the other Guaranteed Obligations within such ten (10) day period, (b) fails to pursue completion of the Work or the performance of the other Guaranteed Obligations diligently or (c) fails to complete the Work and perform the other Guaranteed Obligations by the time required by the Lease. In any such event, Landlord may (in addition to all other remedies available to Landlord), upon written notice to Guarantor provided, no notice shall be required following default by Guarantor hereunder, take any action Landlord believes necessary to complete the Work or to perform any of the other Guaranteed Obligations (but Landlord shall not be obligated to do so and may suspend or terminate any such actions at any time, without completion). No such actions by Landlord shall release or limit the liability of any Guarantor and Guarantor agrees to pay Landlord all sums expended by Landlord in undertaking to complete such Work, whether or not such Work is actually completed, or otherwise incurred in Landlord's performance of any of the other Guaranteed Obligations.

3. Direct Action Against Guarantor. Guarantor's liability under this Guaranty is a guaranty of payment and performance and not of collection. Landlord has the right to require Guarantor to pay, perform, comply with and satisfy its obligations and liabilities under this Guaranty, and shall have the right to proceed immediately against Guarantor with respect thereto, without being required to attempt recovery and/or enforcement first from or against Tenant or any other party, without first suing on the Note or any other Loan Document and without demonstrating that the collateral for the Loan is inadequate security or that Landlord has exercised (to any degree) or exhausted any of Landlord's other rights and remedies with respect to Tenant or any collateral for the Loan.

4. Commencement of Lawsuit by Landlord; Measure of Damages. At any time after Guarantor's failure to perform in accordance with, or default under, this Guaranty, and in addition to any other rights available to Landlord at law or in equity, Landlord may commence a lawsuit against Guarantor to compel Guarantor to perform, and specifically enforce, its obligations under this Guaranty or to recover damages under this Guaranty. Landlord's damages shall include (but not be limited to): (a) the costs of completing the Work (or any portion thereof) or correcting any construction defects or performing the other Guaranteed Obligations; (b) damages (including any diminution in the value of the Premises as a result of the Work not being completed as contemplated by the Lease) arising from any failure or delay in completing the Work or performing the other Guaranteed Obligations (or any portion thereof) or performing the other Guaranteed Obligations, as contemplated by the Lease; and (c) Landlord's reasonable attorneys' fees and costs arising out of this Guaranty or related thereto. Landlord may commence a lawsuit under this Section 4 without first demanding that Guarantor perform any of its obligations under this Guaranty. Landlord need not perform any of the Work before commencing such a lawsuit. Landlord shall have no obligation to accept any offer of performance by Guarantor to perform the Work at any time, and no such offer shall constitute a defense to Landlord's claims for damages against Guarantor. GUARANTOR EXPRESSLY ACKNOWLEDGES THAT THE MEASURE OF LANDLORD'S DAMAGES FOR BREACH OF THIS GUARANTY SHALL BE BASED ON (1) THE COSTS OF COMPLETING THE WORK (OR ANY PORTION THEROF) AND PERFORMING THE OTHER GUARANTEED OBLIGATIONS AND NOT THE EXTENT TO WHICH COMPLETING THE WORK OR

PERFORMING SUCH OTHER GUARANTEED OBLIGATIONS WOULD INCREASE THE VALUE OF THE PREMISES AND (2) THE DIMINUTION IN THE VALUE OF THE PREMISES AS A RESULT OF THE WORK NOT BEING COMPLETED OR THE OTHER GUARANTEED OBLIGATIONS NOT BEING PERFORMED AS CONTEMPLATED BY THE LEASE.

5. Payments; Interest on Amounts Payable Hereunder. Amounts payable to Landlord under this Guaranty shall be immediately due and payable on Landlord's written demand and shall be paid without reduction by set-off, defense, counterclaim or cross-claim. Interest at the rate of eighteen percent (18%) per annum (or the maximum interest rate permitted by applicable law) shall accrue on any judgment obtained by Landlord in connection with the enforcement or collection of amounts due under this Guaranty until such judgment is paid in full.

6. Enforcement Costs. Guarantor shall pay on demand all attorneys' fees and all other costs and expenses incurred by Landlord in the enforcement of or preservation of Landlord's rights under this Guaranty including, without limitation, all attorneys' fees, costs and expenses, investigation costs, and all court costs, whether or not suit is filed herein, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal, or whether in connection with the collection and enforcement of this Guaranty against any other Guarantor, if there be more than one. Guarantor agrees to pay interest on any expenses or other sums due to Landlord under this Section 6 that are not paid when due, at a rate per annum equal to the interest rate provided for in Section 5 above.

7. Unimpaired Liability. Guarantor acknowledges and agrees that all obligations hereunder are and shall be absolute and unconditional under any and all circumstances without regard to the validity, regularity or enforceability of the Lease or the existence of any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Without limiting the foregoing, Guarantor acknowledges and agrees that its respective liability hereunder shall in no way be released, terminated, discharged, limited or impaired by reason of any of the following (whether or not Guarantor has any knowledge or notice thereof): (a) Tenant's lack of authority or lawful right to enter into any of the Lease; (b) any modification, supplement, waiver or consent provided by Landlord with respect to the Lease including, without limitation, the grant of extensions of time for payment or performance; (c) Landlord's failure to exercise, or delay in exercising, any rights or remedies Landlord may have under the Lease or under this Guaranty; (d) the release of any Guarantor from performance, in whole or in part, under this Guaranty or the release of Tenant from performance, in whole or in part, under the Lease, in each case whether by operation of law, Landlord's voluntary act, or otherwise; (e) any bankruptcy, insolvency, reorganization, adjustment, dissolution, liquidation or other like proceeding involving or affecting Tenant or Landlord; or (f) the validity or enforceability of the Lease against Tenant.\

8. Waivers.

Guarantor hereby waives and relinquishes, to the fullest extent permitted by law: (a) all rights and remedies accorded by applicable law to sureties or guarantors, except any rights of subrogation and contribution (the exercise of which are subject to the terms of this Guaranty); (b) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any

action or proceeding brought by or against it; (c) notice of acceptance of this Guaranty and of any action taken or omitted in reliance hereon; (ed presentment for payment, demand, protest, notice of nonpayment or failure to perform or observe, or any other proof, notice or demand to which it might otherwise be entitled with respect to its obligations hereunder; and (e) all homestead or exemption rights against the obligations hereunder and the benefits of any statutes of limitation or repose.

9. Representations, Warranties and Covenants of Guarantor. Guarantor hereby makes the following representations, warranties and covenants (each of which shall remain materially true and correct during the term hereof): (a) the execution, delivery and performance of this Guaranty and the incurrence of the Guaranteed Obligations, now or hereafter owing, and the creation of liens on Guarantor's assets do not require any approval or consent of, or filing with, any governmental authority or other person or entity (or such approvals and consents have been obtained and delivered to the Landlord) and are not in contravention of any provision of law applicable to Guarantor; (b) this Guaranty constitutes when delivered, valid and binding obligations of Guarantor, enforceable in accordance with its terms; (c) Guarantor is not a party to any indenture, loan or credit agreement, or any lease or other agreement or instrument, or subject to any restriction, which is likely to have a material adverse effect on Guarantor; (d) Guarantor has filed all tax returns which are required to be filed (or obtained proper extensions of time for the filing thereof) and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received; (e) the financial statements and other information pertaining to Guarantor submitted to Landlord are true, complete and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading; (f) there is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or, to the knowledge of Guarantor, threatened, or any basis therefor, which involves a risk of any material judgment or liability not fully covered by insurance (other than any deductible) which is likely to be adversely determined and if so, would have a material adverse effect on Guarantor, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against Guarantor which has a material adverse effect on Guarantor; (g) the entering into the Lease with Tenant will result in material benefits to Guarantor. Each of the representations and covenants of and/or relating to Guarantor set forth in the other Loan Documents are hereby re-made by Guarantor and incorporated herein by reference as if fully set forth herein; and (h) Guarantor is not a "foreign person" within the meaning of Section 1445(1)(3) of the Internal Revenue Code.

10. Notices. All notices, demands, requests, consents, approvals or other communications (for the purposes of this Section 10, collectively referred to as "**Notices**") required or permitted to be given hereunder or which are given with respect to this Guaranty, in order to constitute effective notice to the other party, shall be in writing and shall be deemed to have been given (a) when personally delivered with signed delivery receipt obtained, (b) upon receipt, when sent by prepaid reputable overnight courier, or (c) three (3) days after the date so mailed, if sent by certified mail, return receipt requested, postage prepaid, in all cases addressed to the party to be notified at its address set forth above or to such other address as such party shall have specified most recently by like Notice (which change of address shall be effective

fifteen (15) days after Notice thereof shall be given to the notified party). Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the Notice sent. At the same time any notice is given to Guarantor, a copy shall be sent in the manner aforesaid to:

Mermell Associates PLLP
1 Hollow Lane, Suite 303
Lake Success, New York 11042

Notices may be given by a party's attorney.

11. Entire Agreement; Modification. This Guaranty embodies the entire agreement between Landlord and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty supersedes all prior agreements and understandings, if any, with respect to guaranty by Guarantor of the Guaranteed Obligations. No condition or conditions precedent to the effectiveness of this Guaranty exist. This Guaranty shall be effective upon execution by Guarantor and delivery to Landlord. This Guaranty may not be modified, amended or superseded except in a writing signed by Landlord and Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded.

12. Binding Effect. This Guaranty is binding not only on Guarantor, but also on Guarantor's successors and assigns. Without limitation of any other term, provision or waiver contained herein, Guarantor hereby acknowledges and agrees that it has been furnished a true, complete and correct copy of the Lease and has reviewed the terms and provisions thereof (including, without limitation, the Guaranteed Obligations).

13. Unenforceable Terms. If any provision of this Guaranty or the application thereof to any person or entity or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other person or entity or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other person or entity or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable legal requirements.

14. Electronic Transmission. Any facsimile or electronic transmittal of original signature versions of this Guaranty shall be considered to have the same legal effect as execution and delivery of the original document and shall be treated in all manner and respects as the original document.

15. Governing Law. The validity, enforcement and interpretation hereof shall for all purposes be governed by and construed in accordance with the laws of the State of New York and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws. Guarantor hereby irrevocably submits generally and unconditionally for Guarantor and in respect of Guarantor's property to the jurisdiction of any New York state court, or any United States federal court, sitting in the State of New York

over any suit, action or proceeding arising out of or relating to this Guaranty or the Guaranteed Obligations. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable legal requirements, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section may be made by certified or registered mail, return receipt requested, directed to Guarantor at the address set forth for Guarantor above, or at a subsequent address of which Landlord received actual notice from Guarantor in accordance with Section 10 above, and service so made shall be complete three (3) days after the same shall have been so mailed. Nothing herein shall affect the right of Landlord to serve process in any manner permitted by law or limit the right of Landlord to bring proceedings against Guarantor in any other court or jurisdiction.

16. Consent to Jurisdiction. Guarantor irrevocably submits generally and unconditionally for itself and in respect of its property to the nonexclusive jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of, or relating to, this Guaranty, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. Guarantor irrevocably waives, to the fullest extent permitted by law, any objection that Guarantor may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claims that any such suit, action or proceeding is brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon Guarantor and may be enforced in any court in which Guarantor is subject to jurisdiction, by a suit upon such judgment provided that service of process is effected upon Guarantor as provided herein or as otherwise permitted by applicable legal requirements. Guarantor hereby releases, to the extent permitted by applicable legal requirements, all errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which Guarantor may otherwise be entitled under the laws of the United States of America or of any state of possession of the United States of America now in force and which may hereinafter be enacted. The authority and power to appear for and enter judgment against Guarantor shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdiction as often as Landlord shall deem necessary and desirable, for all of which this Guaranty shall be sufficient warrant.

17. Further Assurances. Guarantor at Guarantor's expense will promptly execute and deliver to Landlord upon Landlord's request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the agreements of Guarantor under this Guaranty.

18. Time of Essence. Time shall be of the essence in this Guaranty with respect to all of Guarantor's obligations hereunder.

19. Waiver of Jury Trial. GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH GUARANTOR AND LANDLORD

MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS GUARANTY. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS GUARANTY. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR, AND GUARANTOR HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. GUARANTOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the date first written above.

HF GROUP HOLDING CORPORATION.

By: [signature]
Name: Yuanyuan Wu a/k/a Andy Wu
Title: C.E.O.

State of New York)
) ss.:
County of Queens)

On the 5th day of June in the year 2018 before me, the undersigned, a Notary Public in and for said State, personally appeared Yuanyuan Wu, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

JING YE
Notary Public, State of New York
Registration #02YE6364824
Qualified In Nassau County
Commission Expires Sept. 25, 20 21

[signature]
Notary Public

EXHIBIT E

Initial Development

The Initial Development shall be a building with a roof deck, with approximately 4,500 rentable square feet above grade, and approximately 2,600 rentable square feet in the basement level.

EXHIBIT F

GUARANTY OF COMPLETION AND LIEN-FREE PERFORMANCE

THIS GUARANTY OF COMPLETION AND LIEN-FREE PERFORMANCE ("**Guaranty**") is made as of the 2nd day of July, 2018 in favor of PREMIER 273 FIFTH, LLC, having an address at 1151 Broadway, Suite 2S, New York, New York 10001 ("**Landlord**") by HF GROUP HOLDING CORPORATION, a North Carolina corporation having an address at 6001 West Market Street, Greensboro, North Carolina 27409 ("**Guarantor**").

WHEREAS, simultaneously herewith Landlord is entering into a lease (the "Lease") with Anheart Inc. ("**Tenant**") for the premises located at 273 Fifth Avenue, New York, New York (the "**Premises**"); and

WHEREAS, pursuant to the Lease, Tenant is obligated to construct on the Premises the Initial Development (as defined in the Lease); and

WHEREAS, Guarantor owns a direct or indirect interest in Tenant and will derive substantial benefit from Landlord entering into the Lease with Tenant; and

WHEREAS, Landlord requires as a condition to entering into the Lease with Tenant that Guarantor agrees to guaranty for the benefit of Landlord, and its successors and assigns, all obligations of Tenant with respect to the construction of the Initial Development.

NOW, THEREFORE, to induce Landlord to enter into the Lease with Tenant, and in consideration of the substantial benefit Guarantor will derive from the Lease, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Guarantor hereby agrees as follows:

1. Obligations Guaranteed. Guarantor irrevocably and unconditionally guarantees to Landlord (collectively, the "**Guaranteed Obligations**") (a) the full and timely completion of the Initial Development (collectively, the "**Work**") in strict accordance with the provisions of the Lease, all legal requirements and all related plans approved by Landlord, free and clear of any and all liens which may arise from, or in any way relate to, the Work, and (b) the full and timely payment of all contractors, subcontractors and material suppliers whose work and materials have been or may hereafter be delivered or supplied for, or incorporated into, the Work. Without limiting the foregoing, Guarantor hereby guarantees that if liens relating to, or arising out of, the performance of the Work are filed, Guarantor shall cause such liens to be removed or satisfied of record no later than (30) days after notice thereof to Guarantor, all to the reasonable satisfaction of Landlord. The foregoing obligations are effective regardless of whether Tenant has any personal liability for the Guaranteed Obligations.

2. Completion of Work. If for any reason Tenant fails to complete the Work in accordance with the terms of the Lease then, within ten (10) days after written notice from Landlord, Guarantor will immediately assume all responsibility for full completion of the Work as required by the Lease and take such other action as Landlord may require to remedy Tenant's

default. Guarantor shall be in default of this Guaranty if, in Landlord's judgment, Guarantor (a) does not assume responsibility for completion of the Work and the performance of the other Guaranteed Obligations within such ten (10) day period, (b) fails to pursue completion of the Work or the performance of the other Guaranteed Obligations diligently or (c) fails to complete the Work and perform the other Guaranteed Obligations by the time required by the Lease. In any such event, Landlord may (in addition to all other remedies available to Landlord), upon written notice to Guarantor provided, no notice shall be required following default by Guarantor hereunder, take any action Landlord believes necessary to complete the Work or to perform any of the other Guaranteed Obligations (but Landlord shall not be obligated to do so and may suspend or terminate any such actions at any time, without completion). No such actions by Landlord shall release or limit the liability of any Guarantor and Guarantor agrees to pay Landlord all sums expended by Landlord in undertaking to complete such Work, whether or not such Work is actually completed, or otherwise incurred in Landlord's performance of any of the other Guaranteed Obligations.

3. <u>Direct Action Against Guarantor</u>. Guarantor's liability under this Guaranty is a guaranty of payment and performance and not of collection. Landlord has the right to require Guarantor to pay, perform, comply with and satisfy its obligations and liabilities under this Guaranty, and shall have the right to proceed immediately against Guarantor with respect thereto, without being required to attempt recovery and/or enforcement first from or against Tenant or any other party, without first suing on the Note or any other Loan Document and without demonstrating that the collateral for the Loan is inadequate security or that Landlord has exercised (to any degree) or exhausted any of Landlord's other rights and remedies with respect to Tenant or any collateral for the Loan.

4. <u>Commencement of Lawsuit by Landlord; Measure of Damages</u>. At any time after Guarantor's failure to perform in accordance with, or default under, this Guaranty, and in addition to any other rights available to Landlord at law or in equity, Landlord may commence a lawsuit against Guarantor to compel Guarantor to perform, and specifically enforce, its obligations under this Guaranty or to recover damages under this Guaranty. Landlord's damages shall include (but not be limited to): (a) the costs of completing the Work (or any portion thereof) or correcting any construction defects or performing the other Guaranteed Obligations; (b) damages (including any diminution in the value of the Premises as a result of the Work not being completed as contemplated by the Lease) arising from any failure or delay in completing the Work or performing the other Guaranteed Obligations (or any portion thereof) or performing the other Guaranteed Obligations, as contemplated by the Lease; and (c) Landlord's reasonable attorneys' fees and costs arising out of this Guaranty or related thereto. Landlord may commence a lawsuit under this Section 4 without first demanding that Guarantor perform any of its obligations under this Guaranty. Landlord need not perform any of the Work before commencing such a lawsuit. Landlord shall have no obligation to accept any offer of performance by Guarantor to perform the Work at any time, and no such offer shall constitute a defense to Landlord's claims for damages against Guarantor. GUARANTOR EXPRESSLY ACKNOWLEDGES THAT THE MEASURE OF LANDLORD'S DAMAGES FOR BREACH OF THIS GUARANTY SHALL BE BASED ON (1) THE COSTS OF COMPLETING THE WORK (OR ANY PORTION THEROF) AND PERFORMING THE OTHER GUARANTEED OBLIGATIONS AND NOT THE EXTENT TO WHICH COMPLETING THE WORK OR PERFORMING SUCH OTHER GUARANTEED OBLIGATIONS WOULD INCREASE THE

VALUE OF THE PREMISES AND (2) THE DIMINUTION IN THE VALUE OF THE PREMISES AS A RESULT OF THE WORK NOT BEING COMPLETED OR THE OTHER GUARANTEED OBLIGATIONS NOT BEING PERFORMED AS CONTEMPLATED BY THE LEASE.

5. Payments; Interest on Amounts Payable Hereunder. Amounts payable to Landlord under this Guaranty shall be immediately due and payable on Landlord's written demand and shall be paid without reduction by set-off, defense, counterclaim or cross-claim. Interest at the rate of eighteen percent (18%) per annum (or the maximum interest rate permitted by applicable law) shall accrue on any judgment obtained by Landlord in connection with the enforcement or collection of amounts due under this Guaranty until such judgment is paid in full.

6. Enforcement Costs. Guarantor shall pay on demand all attorneys' fees and all other costs and expenses incurred by Landlord in the enforcement of or preservation of Landlord's rights under this Guaranty including, without limitation, all attorneys' fees, costs and expenses, investigation costs, and all court costs, whether or not suit is filed herein, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal, or whether in connection with the collection and enforcement of this Guaranty against any other Guarantor, if there be more than one. Guarantor agrees to pay interest on any expenses or other sums due to Landlord under this Section 6 that are not paid when due, at a rate per annum equal to the interest rate provided for in Section 5 above.

7. Unimpaired Liability. Guarantor acknowledges and agrees that all obligations hereunder are and shall be absolute and unconditional under any and all circumstances without regard to the validity, regularity or enforceability of the Lease or the existence of any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Without limiting the foregoing, Guarantor acknowledges and agrees that its respective liability hereunder shall in no way be released, terminated, discharged, limited or impaired by reason of any of the following (whether or not Guarantor has any knowledge or notice thereof): (a) Tenant's lack of authority or lawful right to enter into any of the Lease; (b) any modification, supplement, waiver or consent provided by Landlord with respect to the Lease including, without limitation, the grant of extensions of time for payment or performance; (c) Landlord's failure to exercise, or delay in exercising, any rights or remedies Landlord may have under the Lease or under this Guaranty; (d) the release of any Guarantor from performance, in whole or in part, under this Guaranty or the release of Tenant from performance, in whole or in part, under the Lease, in each case whether by operation of law, Landlord's voluntary act, or otherwise; (e) any bankruptcy, insolvency, reorganization, adjustment, dissolution, liquidation or other like proceeding involving or affecting Tenant or Landlord; or (f) the validity or enforceability of the Lease against Tenant.\

8. Waivers.

Guarantor hereby waives and relinquishes, to the fullest extent permitted by law: (a) all rights and remedies accorded by applicable law to sureties or guarantors, except any rights of subrogation and contribution (the exercise of which are subject to the terms of this Guaranty); (b) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought by or against it; (c) notice of acceptance of this Guaranty and of

any action taken or omitted in reliance hereon; (ed presentment for payment, demand, protest, notice of nonpayment or failure to perform or observe, or any other proof, notice or demand to which it might otherwise be entitled with respect to its obligations hereunder; and (e) all homestead or exemption rights against the obligations hereunder and the benefits of any statutes of limitation or repose.

9. Representations, Warranties and Covenants of Guarantor. Guarantor hereby makes the following representations, warranties and covenants (each of which shall remain materially true and correct during the term hereof): (a) the execution, delivery and performance of this Guaranty and the incurrence of the Guaranteed Obligations, now or hereafter owing, and the creation of liens on Guarantor's assets do not require any approval or consent of, or filing with, any governmental authority or other person or entity (or such approvals and consents have been obtained and delivered to the Landlord) and are not in contravention of any provision of law applicable to Guarantor; (b) this Guaranty constitutes when delivered, valid and binding obligations of Guarantor, enforceable in accordance with its terms; (c) Guarantor is not a party to any indenture, loan or credit agreement, or any lease or other agreement or instrument, or subject to any restriction, which is likely to have a material adverse effect on Guarantor; (d) Guarantor has filed all tax returns which are required to be filed (or obtained proper extensions of time for the filing thereof) and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received; (e) the financial statements and other information pertaining to Guarantor submitted to Landlord are true, complete and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading; (f) there is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or, to the knowledge of Guarantor, threatened, or any basis therefor, which involves a risk of any material judgment or liability not fully covered by insurance (other than any deductible) which is likely to be adversely determined and if so, would have a material adverse effect on Guarantor, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against Guarantor which has a material adverse effect on Guarantor; (g) the entering into the Lease with Tenant will result in material benefits to Guarantor. Each of the representations and covenants of and/or relating to Guarantor set forth in the other Loan Documents are hereby re-made by Guarantor and incorporated herein by reference as if fully set forth herein; and (h) Guarantor is not a "foreign person" within the meaning of Section 1445(1)(3) of the Internal Revenue Code.

10. Notices. All notices, demands, requests, consents, approvals or other communications (for the purposes of this Section 10, collectively referred to as "**Notices**") required or permitted to be given hereunder or which are given with respect to this Guaranty, in order to constitute effective notice to the other party, shall be in writing and shall be deemed to have been given (a) when personally delivered with signed delivery receipt obtained, (b) upon receipt, when sent by prepaid reputable overnight courier, or (c) three (3) days after the date so mailed, if sent by certified mail, return receipt requested, postage prepaid, in all cases addressed to the party to be notified at its address set forth above or to such other address as such party shall have specified most recently by like Notice (which change of address shall be effective fifteen (15) days after Notice thereof shall be given to the notified party). Rejection or other

refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the Notice sent. At the same time any notice is given to Guarantor, a copy shall be sent in the manner aforesaid to:

Mermell Associates PLLP
1 Hollow Lane, Suite 303
Lake Success, New York 11042

Notices may be given by a party's attorney.

11. Entire Agreement; Modification. This Guaranty embodies the entire agreement between Landlord and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty supersedes all prior agreements and understandings, if any, with respect to guaranty by Guarantor of the Guaranteed Obligations. No condition or conditions precedent to the effectiveness of this Guaranty exist. This Guaranty shall be effective upon execution by Guarantor and delivery to Landlord. This Guaranty may not be modified, amended or superseded except in a writing signed by Landlord and Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded.

12. Binding Effect. This Guaranty is binding not only on Guarantor, but also on Guarantor's successors and assigns. Without limitation of any other term, provision or waiver contained herein, Guarantor hereby acknowledges and agrees that it has been furnished a true, complete and correct copy of the Lease and has reviewed the terms and provisions thereof (including, without limitation, the Guaranteed Obligations).

13. Unenforceable Terms. If any provision of this Guaranty or the application thereof to any person or entity or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other person or entity or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other person or entity or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable legal requirements.

14. Electronic Transmission. Any facsimile or electronic transmittal of original signature versions of this Guaranty shall be considered to have the same legal effect as execution and delivery of the original document and shall be treated in all manner and respects as the original document.

15. Governing Law. The validity, enforcement and interpretation hereof shall for all purposes be governed by and construed in accordance with the laws of the State of New York and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws. Guarantor hereby irrevocably submits generally and unconditionally for Guarantor and in respect of Guarantor's property to the jurisdiction of any New York state court, or any United States federal court, sitting in the State of New York over any suit, action or proceeding arising out of or relating to this Guaranty or the Guaranteed

Obligations. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable legal requirements, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section may be made by certified or registered mail, return receipt requested, directed to Guarantor at the address set forth for Guarantor above, or at a subsequent address of which Landlord received actual notice from Guarantor in accordance with Section 10 above, and service so made shall be complete three (3) days after the same shall have been so mailed. Nothing herein shall affect the right of Landlord to serve process in any manner permitted by law or limit the right of Landlord to bring proceedings against Guarantor in any other court or jurisdiction.

16. Consent to Jurisdiction. Guarantor irrevocably submits generally and unconditionally for itself and in respect of its property to the nonexclusive jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of, or relating to, this Guaranty, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. Guarantor irrevocably waives, to the fullest extent permitted by law, any objection that Guarantor may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claims that any such suit, action or proceeding is brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon Guarantor and may be enforced in any court in which Guarantor is subject to jurisdiction, by a suit upon such judgment provided that service of process is effected upon Guarantor as provided herein or as otherwise permitted by applicable legal requirements. Guarantor hereby releases, to the extent permitted by applicable legal requirements, all errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which Guarantor may otherwise be entitled under the laws of the United States of America or of any state of possession of the United States of America now in force and which may hereinafter be enacted. The authority and power to appear for and enter judgment against Guarantor shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdiction as often as Landlord shall deem necessary and desirable, for all of which this Guaranty shall be sufficient warrant.

17. Further Assurances. Guarantor at Guarantor's expense will promptly execute and deliver to Landlord upon Landlord's request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the agreements of Guarantor under this Guaranty.

18. Time of Essence. Time shall be of the essence in this Guaranty with respect to all of Guarantor's obligations hereunder.

19. Waiver of Jury Trial. GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH GUARANTOR AND LANDLORD MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY

PERTAINING TO, THIS GUARANTY. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS GUARANTY. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR, AND GUARANTOR HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. GUARANTOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the date first written above.

HF GROUP HOLDING CORPORATION

By: ____________________
Name: Yuanyuan Wu a/k/a Andy Wu
Tirle: C. E. O.

State of New York)
) ss.:
County of Queens)

On the 5th day of June in the year 2018 before me, the undersigned, a Notary Public in and for said State, personally appeared Yuanyuan Wu, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

JING YE
Notary Public, State of New York
Registration #02YE6364824
Qualified In Nassau County
Commission Expires Sept. 25, 20 21

____
Notary Public

EXHIBIT G

GUARANTY

This Guaranty ("Guaranty") is made as of the 2nd day of July, 2018 by HF Group Holding Corporation. a North Carolina corporation having an address at 6001 West Market Street, Greensboro, North Carolina ("Guarantor"), in favor of Premier 1151-1153 Broadway, LLC ("Landlord") having an office c/o Premier Equities, 1151 Broadway, Suite 2S, New York, New York 10001, with respect to, in consideration of, and as inducement for, the leasing of certain premises (the "Premises") as described in the Lease (defined below) located in the property located at 273 Fifth Avenue, New York, New York, by Landlord to Anheart Inc. (together with any assigns or successor thereto, "Tenant") pursuant to that certain lease (as such lease may be amended, restated, supplemented, extended, renewed or otherwise modified from time to time, the "Lease") dated as of even date herewith between Landlord and Tenant.

Guarantor represents and warrants to Landlord that Tenant is a wholly-owned subsidiary of Guarantor and Guarantor will derive material benefits from Landlord's decision to enter into the Lease with Tenant and acknowledges that Landlord would not have entered into the Lease with Tenant if Guarantor had not executed and delivered this Guaranty of Tenant's obligations under the Lease to Landlord concurrently with the execution and delivery of the Lease. Capitalized terms used but not defined in this Guaranty have the meanings given to them in the Lease.

1. Guarantor hereby represents and warrants to Landlord as follows:

(a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Guarantor has all requisite power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business substantially as now being or as proposed to be conducted and is qualified to do business and is in good standing in each location where such qualification is necessary to carry on its business.

(b) The making and performance by Guarantor of this Guaranty does not and will not result in a breach of, or require any consent under, the charter or by-laws of Guarantor or any applicable law or regulation, or any other order, writ, injunction or decree of any court or other governmental authority, or result in the creation or imposition of any lien upon any property of Guarantor. The execution, delivery and performance by Guarantor of this Guaranty do not and will not result in a breach of, or require any consent under, any agreement, document or instrument to which Guarantor is a party or by which Guarantor or its property is bound.

(c) Guarantor has all necessary corporate power to make and perform its obligations under this Guaranty; the making and performance by Guarantor of this Guaranty has been duly authorized by all necessary corporate action; and this Guaranty has been duly and validly executed and delivered by Guarantor and constitutes its legal, valid and binding

obligation, enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) There are no conditions precedent to the effectiveness of this Guaranty that have not been either satisfied or waived.

2. Guarantor hereby unconditionally and irrevocably guarantees to Landlord, its successors and/or assigns (i) the full and prompt payment of all Rent, including sums that would be due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a), (ii) the full and prompt performance of all other obligations owed by Tenant pursuant to the Lease, and (iii) all amounts, damages, costs and expenses arising from the holding over by Tenant (or any person or entity claiming by, through or under Tenant) in the Premises (or any portion thereof) (the payment of Rent and all other obligations referred to in clauses (i), (ii),and (iii) of this sentence are hereinafter referred to as the "Obligations"). If Tenant shall fail to pay or perform any Obligation as required pursuant to the terms of the Lease, then, irrespective of any defense or any right of set-off, credit or claim that Guarantor may have against Landlord, Guarantor shall forthwith upon demand by Landlord pay or perform such Obligation.

3. This Guaranty is absolute, unconditional and irrevocable. Notwithstanding (i) any agreement or stipulation between Landlord and Tenant or their successors or assigns extending the time of performance or modifying any of the terms, covenants or conditions contained in the Lease on the part of Tenant to be performed, (ii) any renewal or extension of the Lease pursuant to an option granted in the Lease, (iii) any waiver by or failure of Landlord to enforce any of the terms, covenants or conditions contained in the Lease or any of the terms, covenants or conditions contained in any modifications thereof, (iv) any assignment of the Lease or any subletting of all or any part of the Premises, (v) any holdover by Tenant beyond the term of the Lease, (vi) any consent, indulgence or other action, inaction or omission under or in respect of the Lease, or (vii) any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting Tenant or Landlord or their respective successors or assigns whether or not notice thereof is given to Guarantor, Guarantor shall continue to be liable under this Guaranty.

4. The liability of Guarantor under this Guaranty shall be an absolute, direct, immediate and unconditional guaranty of payment and performance and not of collectability, and shall not be conditional or contingent upon the genuineness, validity, regularity or enforceability of the Lease or other documents or instruments relating to the obligations hereby guaranteed or the pursuit by Landlord of any remedies Landlord may have.

5. Guarantor hereby waives (i) diligence, presentment, demand of payment and protest; (ii) all notices to Guarantor, Tenant or any other person (whether of nonpayment, termination, acceptance of this Guaranty, default under the Lease or any other matters relating to

the Lease, the Premises or related matters, whether or not referred to herein, and including any and all notices of the creation, renewal, extension, modification or accrual of any Obligations contained in the Lease) and (iii) all demands whatsoever. Guarantor agrees that its obligations hereunder shall not be affected by any circumstances which might otherwise constitute a legal or equitable discharge of a guarantor or surety. Notwithstanding the foregoing, Landlord shall be obligated to notify Guarantor of any default by Tenant under the Lease prior to making a claim against Guarantor hereunder with respect to the obligation or action of Tenant that is the basis for such default, which, notwithstanding the provisions of Section 7 below, notice may be transmitted to Guarantor be electronic mail sent to easternfreshnj@gmail.com.

6. No failure or delay on the part of Landlord in exercising any right, power or privilege under this Guaranty shall operate as a waiver of or otherwise affect any such right, power or privilege nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7. Subject to Section 5 above, any notice to or demand of Guarantor hereunder shall be delivered by hand or overnight courier service, mailed by certified or registered mail, to Guarantor at the address set forth above, or to such other address as Guarantor shall furnish in writing to Landlord. Any such notice or demand shall be deemed to have been given on the date of receipted delivery or refusal to accept delivery as provided herein or the date delivery is first attempted but cannot be made due to a change of address of which no notice was given.

8. This Guaranty may be enforced by Landlord without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the remedy provisions of the Lease or otherwise, and Guarantor hereby waives the right to require Landlord to proceed against Tenant, to exercise its rights and remedies under the Lease, or to pursue any other remedy or enforce any other right at law or in equity. Nothing herein contained shall prevent Landlord from suing on the Lease or from exercising any other rights available to it under the Lease, and the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. Guarantor understands that the exercise by Landlord of certain rights and remedies contained in the Lease may affect or eliminate Guarantor's right of subrogation against Tenant and that Guarantor may therefore incur partially or totally nonreimbursable liability hereunder; nevertheless Guarantor hereby authorizes and empowers Landlord to exercise in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Guarantor that its obligations hereunder shall be absolute, independent and unconditional.

9. Whenever Guarantor shall make any payment to Landlord hereunder on account of any liability hereunder, Guarantor shall notify Landlord in writing that such payment is made under this Guaranty for such purpose. It is understood that Landlord, without impairing this Guaranty, may, subject to the terms of the Lease, apply payments from Tenant or from any reletting of the Premises upon a default by Tenant, to any due and unpaid Rent or other charges or to such other obligations owed by Tenant to Landlord pursuant to the Lease in such amounts and in such order as Landlord, in its sole and absolute discretion, determines, provided that any

amount so paid and applied reduces the aggregate outstanding liabilities of Tenant under the Lease by such amount.

10. Until the Obligations shall have been indefeasibly paid in full, Guarantor shall withhold exercise of (a) any right of subrogation against Tenant, (b) any right of contribution Guarantor may have against any other guarantor of the Obligations, (c) any right to enforce any remedy which Landlord now has or may hereafter have against Tenant or (d) any benefit of, and any right to participate in, any security now or hereafter held by Landlord or the Lease. Guarantor further agrees that, to the extent the waiver of its rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Tenant or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Landlord may have against Tenant, to all right, title and interest Landlord may have in any such collateral or security, and to any rights Landlord may have against such other guarantor. Landlord may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights Guarantor may have, and upon any such disposition or sale any rights of subrogation Guarantor may have as the result of the payment or performance of Tenant's obligations under the Lease shall terminate. If any amount shall be paid to Guarantor on account of any such subrogation rights at any time when all Obligations shall not have been paid in full, such amount shall be held in trust for Landlord and shall forthwith be paid over to Landlord to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of the Lease or any applicable security agreement.

11. This Guaranty is a continuing guaranty and shall remain in effect until all of the Obligations shall have been indefeasibly paid in full in accordance with the terms of the Lease and Tenant shall have no further obligations under, pursuant to, or in connection with, the Lease.

12. This Guaranty shall continue in full force and be binding upon Guarantor, its successors and assigns.

13. This Guaranty shall inure to the benefit of Landlord and its successors and assigns and to any mortgagee or beneficiary under a deed of trust to which the Lease has been assigned and their respective successors and assigns.

14. Guarantor agrees that it will, at any time and from time to time, within five (5) days following written request by Landlord, execute, acknowledge and deliver to Landlord or to such persons as Landlord may direct, a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Guarantor agrees that such certificates may be relied on by any person holding or proposing to acquire any direct or indirect interest in the Lease or making a loan to Landlord.

15. Guarantor shall pay all the reasonable attorneys' fees, charges and expenses and all other costs and expenses which are incurred by or on behalf of Landlord in the enforcement of this Guaranty whether or not a lawsuit or other proceeding is commenced. Fees based on the rates customarily paid by Landlord to its counsel shall be deemed to be reasonable for purposes of this Guaranty.

16. All rights, duties, benefits, and privileges arising hereunder shall be construed according to the internal laws of the State of New York without reference to its conflicts of laws provisions.

17. Guarantor is not entitled to immunity from judicial proceedings and agrees that, should Landlord or any of its successors or assigns bring any suit, action or proceeding in the State of New York or any other jurisdiction to enforce any obligation or liability of Guarantor arising, directly or indirectly, out of or relating to this Guaranty, no immunity from such suit, action or proceeding will be claimed by or on behalf of Guarantor.

18. Every provision of this Guaranty is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Guaranty.

19. (a) Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any bankruptcy, reorganization or insolvency proceeding of or against Tenant (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of Guarantor and Landlord that the Obligations which are guaranteed by Guarantor pursuant to this Guaranty shall be determined without regard to any rule of law or order which may relieve Tenant of any portion of such Obligations. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Landlord, or allow the claim of Landlord in respect of, any such interest accruing after the date on which such proceeding is commenced.

(b) Guarantor's obligations under this Guaranty shall be unaffected by any discharge or release of Tenant, its successors or assigns, or any of their debts, in connection with any bankruptcy, reorganization, or other insolvency proceeding or assignment for the benefit of creditors, any rejection or disaffirmation of the Lease in any bankruptcy, reorganization or other insolvency proceeding or assignment for the benefit of creditors, or any reduction, modification, impairment or limitation of the liability of Tenant, its successors or assigns, or of Landlord's remedies under the Lease, in connection with any bankruptcy, reorganization or other insolvency proceeding or any assignment for the benefit of creditors.

(c) In the event that all or any portion of the Obligations are paid by Tenant, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded

or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this Guaranty.

20. Guarantor acknowledges and agrees that all disputes arising, directly or indirectly, out of or relating to this Guaranty, and all actions to enforce this Guaranty, may be dealt with and adjudicated in the courts of the State of New York or the Federal courts sitting in the State of New York, as Landlord may elect; and hereby expressly and irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Guaranty. So far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in a manner permitted by law or permitted herein, shall be necessary in order to confer jurisdiction upon Guarantor in any such court.

21. Provided that service of process is effected upon Guarantor in a manner permitted by law or as otherwise permitted herein, Guarantor irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise, (a) any objection which it may have or may hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court as is mentioned in the previous paragraph, (b) any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum, or (c) any claim that it is not personally subject to the jurisdiction of the above-named courts. Provided that service of process is effected upon Guarantor in a manner permitted by law or as otherwise permitted herein, Guarantor agrees that final judgment (a certified copy of which shall be conclusive evidence of the fact and amount of any indebtedness) from which it has not appealed or may not appeal or further appeal in any such suit, action or proceeding brought in such a court of competent jurisdiction shall be conclusive and binding upon it and may, so far as is permitted under the applicable law, be enforced in the courts of any state or any Federal court and in any other courts to the jurisdiction of which it is subject, by a suit upon such judgment and that it will not assert any defense, counterclaim or set off in any such suit upon such judgment.

22. Guarantor agrees to execute, deliver and file all such further instruments as may be necessary under the laws of the State of New York in order to make effective, the consent of Guarantor to the jurisdiction of the courts of the State of New York and the Federal courts sitting in the State of New York and the other provisions of this Guaranty.

23. Guarantor irrevocably consents to service of process in the manner provided for delivery of notices in this Guaranty. Nothing in this Guaranty will affect the right of Landlord to serve process in any other manner permitted by law. In addition, Guarantor irrevocably appoints Tenant or, if Tenant is more than one person, then any one of them, as its agent for purposes of receiving service of process in any action against Guarantor arising out of this Guaranty at Tenant's address set forth in the Lease for the giving of notices. Any such service shall be deemed to have been given on the date of receipted delivery, refusal to accept delivery or when delivery is first attempted but cannot be made due to a change of address for which no notice is given.

24. If Guarantor is more than one person, Guarantor's obligations are joint and several and are independent of Tenant's obligations. A separate action may be brought or prosecuted against any Guarantor whether the action is brought or prosecuted against any other Guarantor or Tenant, or all, or whether any other Guarantor or Tenant, or all, are joined in the action.

25. Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability under this Guaranty.

26. As a further inducement to landlord to enter into the lease and in consideration thereof, Guarantor hereby waives trial by jury and the right thereto in any action or proceeding of any kind or nature, arising on, under or by reason of or relating to, this Guaranty or any agreement collateral hereto.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

HF GROUP HOLDING CORPORATION

By: ______________________

Name: Yuanyuan Wu a/k/a Andy Wu

Title: C.E.O.

State of New York)
) ss.:
County of Queens)

On the 5th day of June in the year 2018 before me, the undersigned, a Notary Public in and for said State, personally appeared Yuanyuan Wu, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

JING YE
Notary Public, State of New York
Registration #02YE6364824
Qualified In Nassau County
Commission Expires Sept. 25, 20 21

Jing Ye
Notary Public